                                                                   EXHIBIT 10.11
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                           CH2M HILL COMPANIES, LTD.
                                CH2M HILL, INC.
                   OPERATIONS MANAGEMENT INTERNATIONAL, INC.
                    CH2M HILL INDUSTRIAL DESIGN CORPORATION


           $100,000,000 SENIOR UNSECURED REVOLVING CREDIT AGREEMENT


                           dated as of June 18, 1999


                 WELLS FARGO BANK, NATIONAL ASSOCIATION, Agent


--------------------------------------------------------------------------------
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

                               Table of Contents

                                                                                                 Page
1. Definitions; Certain Rules of Construction ......................................................1

2. The Credits ....................................................................................19

    2.1 Revolving Credit ..........................................................................19

    2.2 Swing Line ................................................................................22

    2.3 Currency Equivalents for Multicurrency LIBOR Loans ........................................23

    2.4 Letters of Credit .........................................................................24

    2.5 Application of Proceeds ...................................................................26

    2.6 Option to Extend Final Maturity Date ......................................................26

    2.7 Option to Increase Maximum Amount of Credit ...............................................27

3. Interest; LIBOR Pricing Options; Fees; Changes in Circumstance, Yield Protection ...............27

    3.1 Interest ..................................................................................27

    3.2 LIBOR Pricing Options .....................................................................28

    3.3 Fees ......................................................................................30

    3.4 Computations of Interest and Fees .........................................................31

    3.5 Changes in Circumstances; Yield Protection ................................................31

4. Payment ........................................................................................36

    4.1 Payment at Maturity .......................................................................36

    4.2 Voluntary Payments ........................................................................36

    4.3 Mandatory Prepayments .....................................................................37

    4.4 Letters of Credit .........................................................................37

    4.5 Reborrowing; Application of Payments, Etc .................................................38

    4.6 Sharing of Payments, Etc ..................................................................38

5. Appointment of the Parent; Authorized Representatives ..................39

6. Subsidiary Guarantees ..................................................40

7. Joint and Several Liability; Rights of Contribution ....................40

    7.1 Acknowledgements ..................................................40

    7.2 Joint and Several Liability .......................................40

    7.3 Absolute and Unconditional Obligations ............................40

    7.4 Continuation ......................................................41

    7.5 Rights of Contribution ............................................42

8. Conditions to Extending Credit .........................................42

    8.1 Conditions on Initial Closing Date ................................42

    8.2 Conditions to Each Extension of Credit ............................43

9. Covenants ..............................................................44

    9.1 Conduct of Business, etc ..........................................44

    9.2 Insurance .........................................................44

    9.3 Fiscal Year; Financial Statements, Etc ............................44

    9.4 Consolidated Net Worth ............................................47

    9.5 Current Ratio .....................................................47

    9.6 Interest Coverage Ratio ...........................................47

    9.7 Leverage Ratio ....................................................47

    9.8 Profitable Operations .............................................47

    9.9 Year 2000 Compliance ..............................................47

    9.10 Indebtedness .....................................................47

    9.11 Liens ............................................................48

    9.12 Transactions with Affiliates .....................................50

    9.13 Environmental Laws ...............................................50

    9.14 Bonuses and Profit Sharing ..........................................50

    9.15 Payment of Taxes, Etc ...............................................50

    9.16 Preservation of Existence, Etc ......................................51

    9.17 Compliance with Terms of Leaseholds .................................51

    9.18 Material Subsidiaries ...............................................51

    9.19 Mergers, Etc ........................................................51

    9.20 Sales, Etc of Assets. ...............................................51

    9.21 Investments .........................................................52

    9.22 Distributions, Etc ..................................................52

    9.23 Limits on Capital Expenditures ......................................53

    9.24 Charter and By-laws Amendments ......................................53

    9.25 Prepayments, Etc. of Indebtedness ...................................53

    9.26 Preservation of Rights and Properties ...............................53

    9.27 Payment of Obligations ..............................................53

    9.28 Maintenance of Properties ...........................................53

    9.29 ERISA ...............................................................53

    9.30 Ownership of the Borrowers ..........................................54

    9.31 Pari Passu ..........................................................54

10. Representations and Warranties ...........................................54

    10.1 Organization and Business ...........................................54

    10.2 Financial Statements and Other Information ..........................55

    10.3 No Material Adverse Effect ..........................................55

    10.4 Operations in Conformity with Law, Etc ..............................55

    10.5 Litigation ..........................................................56

    10.6 Authorization and Enforceability ....................................56

    10.7 No Legal Obstacle to Agreements ....................................56

    10.8 Tax Returns ........................................................57

    10.9 Environmental Regulations ..........................................57

    10.10 Plans .............................................................58

    10.11 Consents or Approvals .............................................58

    10.12 No Liens ..........................................................58

    10.13 Business Authorizations ...........................................58

    10.14 Year 2000 Compliance ..............................................58

    10.15 Disclosure ........................................................58

    10.16 Solvency ..........................................................59

11. Defaults ................................................................59

    11.1 Events of Default ..................................................59

    11.2 Certain Actions Following an Event of Default ......................62

    11.3 Annulment of Defaults ..............................................63

    11.4 Waivers ............................................................63

12. Expenses; Indemnity .....................................................63

    12.1 Expenses ...........................................................63

    12.2 General Indemnity ..................................................64

13. The Agent ...............................................................65

    13.1 Authorization and Action ...........................................65

    13.2 Agent's Reliance, Etc ..............................................65

    13.3 Lender Credit Decision; Agent in its Individual Capacity ...........66

    13.4 Indemnification ....................................................67

    13.5 Successor Agents ...................................................67

14. Successors and Assigns; Lender Assignments and Participations ..........68

    14.1 Assignments by Lenders ............................................68

    14.2 Credit Participants ...............................................71

15. Confidentiality ........................................................72

16. Notices ................................................................72

17. Course of Dealing; Amendments and Waivers ..............................73

18. Defeasance .............................................................74

19. Venue: Service of Process ..............................................74

20. WAIVER OF JURY TRIAL ...................................................75

21. Arbitration ............................................................75

    21.1 Arbitration .......................................................75

    21.2 Governing Rules ...................................................75

    21.3 No Waiver; Provisional Remedies; Self-Help and Foreclosure ........76

    21.4 Arbitrator Qualifications and Powers; Awards ......................76

    21.5 Judicial Review ...................................................76

    21.6 Miscellaneous Arbitration Provisions ..............................77

22. Judgment Currency ......................................................77

    22.1 Conversion Requirements ...........................................77

    22.2 Change in Rate of Exchange ........................................77

23. Setoff .................................................................78

24. No Third Party Beneficiaries ...........................................78

25. General ................................................................78

Schedule I                     List of Bankers

Exhibit 2.1.4                  Form of Revolving Credit Note

Exhibit 2.2.2                  Form of Swing Line Note

Exhibit 2.4.2                  Form of Letter of Credit Request

Exhibit 5                      Designation of Authorized Representatives

Exhibit 6                      Form of Subsidiary Guarantee

Exhibit 8.2.1                  Form of Notice of Revolving Credit Advance

Exhibit 9.10                   Existing Indebtedness

Exhibit 9.21                   Existing Investments

Exhibit 9.22                   Proposed Bylaws

Exhibit 10.1                   Material Subsidiaries

Exhibit 10.10                  Plans

Exhibit 14.1.1                 Form of Assignment and Acceptance

           $100,000,000 SENIOR UNSECURED REVOLVING CREDIT AGREEMENT


         This Agreement, dated as of June 18, 1999, is entered into among CH2M HILL Companies, Ltd., an Oregon corporation, CH2M HILL, Inc., a Florida corporation, Operations Management International, Inc., a California corporation, and CH2M Hill Industrial Design Corporation, an Oregon corporation (each a "Borrower," and collectively, the "Borrowers"), the Lenders from time to time party hereto and Wells Fargo Bank, National Association, in its capacity as a Lender and in its capacity as the Issuing Bank and in its capacity as agent for itself and the other Lenders. The parties agree as follows:

1. Definitions; Certain Rules of Construction. Certain capitalized terms are
   ------------------------------------------
used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

         "AAA" is defined in Section 21.2.
          ---

         "Acquisition" means the acquisition of a Person (by merger,
          -----------
consolidation or stock purchase), or the acquisition of all or substantially all of the assets of a Person, or the acquisition of any division or similar operating unit of a Person, or the acquisition of the business of a Person or of the assets comprising such division, unit or business.

         "Affiliate" means, with respect to any Person, any other Person
          ---------
directly or indirectly controlling (including but not limited to all directors, officers and general partners of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation, or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Wells Fargo in its capacity as agent for the Lenders
           -----
hereunder, as well as its successors in such capacity pursuant to Section 13.5.

         "Agreement" means this Credit Agreement, as from time to time amended,
          ---------
modified and in effect.

         "Applicable LIBOR Margin" means, on any date, a margin determined by
          -----------------------
(i) the Pricing Ratio as of the Initial Closing Date and (ii) thereafter, effective on the first day of the month commencing after the month in which the Agent receives the Parent's financial statements for the Parent's most recently completed fiscal quarter, the Pricing Ratio for the most recently completed fiscal quarter, determined in accordance with the following table:

                                                      Applicable
               Pricing Ratio                         LIBOR Margin
               -------------                         ------------
             (more than) 3.50                           2.000%
       (more than) 3.00 (less than
              or equal to)  3.50                        1.750%
       (more than) 2.50 (less than
              or equal to)  3.00                        1.500%
       (more than) 1.50 (less than
              or equal to)  2.50                        1.250%
(less than or equal to)  1.50                           1.000%



         "Applicable Rate" means, at any date, the sum of:
          ---------------

                  (a) (i) with respect to each LIBOR Loan, the sum of the Applicable LIBOR Margin plus the LIBOR Rate;

                           (ii) with respect to each Base Rate Loan, the Base
                  Rate; and

                           (iii) with respect to each Swing Line Loan, the Base
                  Rate.

                  plus (b) an additional 2% effective on the day the Agent notifies the Borrowers that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default under Section 11.1.1 until the earlier of such time as (i) such Event of Default is no longer continuing, or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 11.3.

         "Assignee" is defined in Section 14.1.1.
          --------

         "Assignment and Acceptance" is defined in Section 14.1.1.
          -------------------------

         "Auditors" is defined in Section 9.3.2 (a).
          --------

         "Authorized Representative" means each officer of the Parent designated
          -------------------------
by the Parent in the most recent Notice of Authorized Representatives delivered by the Parent to the Agent as being authorized to request any borrowing or make any interest rate selection on behalf of the Borrowers, or to give the Agent any other notice hereunder which is required by the terms of this Agreement to be made through an Authorized Representative.

         "Available Credit" means, at any time, the amount by which (a) the
          ----------------
Total Commitment is greater than (b) the aggregate of (i) the outstanding principal amount of the Loans at such time, and (ii) the Letter of Credit Exposure at such time.

         "Banking Day" means (a) for all purposes other than as covered by
          -----------
clause (b), any day other than Saturday, Sunday or a day on which commercial banks in Denver, Colorado are authorized or required by law or other governmental action to close and (b) if such term is used with reference to a LIBOR Loan, such day is also a day on which (i) in the case of Dollar LIBOR Loans, dealings between bank are carried on in United States Dollar deposits, and (ii) in the case of Multicurrency LIBOR Loans, dealings are carried on between banks in the applicable Foreign Currency.

         "Bankruptcy Code" means Title 11 of the United States Code.
          ---------------

         "Bankruptcy Default" means an Event of Default referred to in Section
          ------------------
11.1.10.

         "Base Rate" means, on any date, the greater of (a) the rate of interest
          ---------
most recently announced within Wells Fargo at the San Francisco Office as its prime rate, as evidenced by the recording thereof in such internal publication or publications as Wells Fargo may designate, with any change in the prime rate to be effective as of the day such change is announced within Wells Fargo, and with the understanding that the prime rate is one of Well Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and may not be the lowest rate at which Wells Fargo makes any loan, or (b) the sum of 0.5% p1us the Federal Funds Rate.
                                                   ----
         "Base Rate Loan" means a Loan that bears interest with reference to the
          --------------
Base Rate.

         "Bylaws" means all written bylaws, rules, regulations and all other
          ------
documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

         "Capital Expenditures" means, for any Person, for any period, the sum
          --------------------
of (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or are expected to be reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person, plus (b) without duplication of amounts included under clause (a), the aggregate principal amount of all Indebtedness (including obligations under Capitalized Leases) assumed or incurred during such period in connection with such expenditures.

         "Capitalized Leases" means, in the case of any Person, (a) all leases
          ------------------
that have been, should be or are expected to be recorded as capital leases on a balance sheet of such Person in accordance with GAAP, and (b) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing transaction where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

         "Cash Equivalents" means cash equivalents determined in accordance with
          ----------------
GAAP.

         "CERCLA" means the federal Comprehensive Environmental Response,
          ------
Compensation and Liability Act of 1980.

         "CERCLIS" means the federal Comprehensive Environmental Response
          -------
Compensation Liability Information System List (or any successor document) issued under CERCLA.

         "Change of Control" means any of the following events: (a) any "person"
          -----------------
or any syndicate or group deemed a "person" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than the Trustees of the CH2M HILL Employee Stock Plan, has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of 30% or more of the voting power of the voting stock of the Parent on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent (whether or not such securities are then currently convertible or exercisable), or (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Parent cease for any reason (other than death, disability or expiration of term) to constitute a majority of the directors of the Parent then in office unless such new directors were elected by the directors of the Parent who constituted the board of directors of the Parent at the beginning of such period.

         "Charter" means the articles of organization, certificate of
          -------
incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

         "Closing Date" means the Initial Closing Date and each other date on
          ------------
which any extension of credit is made or any Letter of Credit is issued pursuant to Sections 2.1, 2.2 or 2.4.

         "Code" means the Federal Internal Revenue Code of 1986.
          ----

         "Commitment" means, with respect to any Lender, such Lender's
          ----------
obligations to extend the credits contemplated by Section 2, in the maximum amount as set forth on Schedule I and as adjusted under Sections 3.5.7, 4.2.1 or 14.

         "Commercial Paper Documents" means: (1) the Commercial Paper Dealer
          --------------------------
Agreement [3(a)3 Program] to be entered into in June 1999 or shortly thereafter by and between the Parent, as Issuer, and U.S. Bancorp Investments, Inc., as Dealer (as amended, modified or supplemented from time to time); (2) the Issuing and Paying Agency Agreement to be entered into in June 1999 or shortly thereafter by and between the Parent and U.S. Bank Trust National Association (as amended, modified, or supplemented from time to time); (3) the Corporate Commercial Paper - Master Note executed by the Parent (as amended, modified, or supplemented from time to time); (4) the Letter of Representations addressed to The Depository Trust Company to be entered into in June 1999 or shortly thereafter and executed by the Parent, the Issuing Agent and the Paying Agent (as amended, modified or supplemented from time to time); and (5) any other document or agreement executed by the Parent pursuant to any of the foregoing.

         "Commercial Paper Facility" means the $25,000,000 Senior Unsecured
          -------------------------
Revolving Credit Agreement to be entered into in June 1999 or shortly thereafter, between the Parent and U.S. Bank National Association.

         "Consolidated" means, with respect to any Person's accounts, the
          ------------
accounts of the Person and all of its Subsidiaries, or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income (or
          -----------------------
loss) after taxes for such period of the Parent and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP.

         "Consolidated Net Worth" means, at any reporting date, stockholder's
          ----------------------
equity (minus the aggregate value of any treasury stock) of the Parent and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP.

         "Converted Principal Amount" is defined in Section 2.3.1.
          --------------------------

         "Credit Documents" means:
          ----------------

         (a) this Agreement, the Revolving Credit Notes, the Swing Line Note, each Letter of Credit, each draft presented or accepted under a Letter of Credit and the Subsidiary Guarantees and the Fee Letter, each as from time in effect;

         (b) all financial statements, reports, notices and certificates delivered to the Agent or any of the Lenders by any Obligor; and

         (c) any other present or future agreement or instrument from time to time entered into among the Borrowers, any of their Subsidiaries or any other Obligor, on one hand, and the Agent or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

         "Credit Obligations" means all present and future liabilities,
          ------------------
obligations and Indebtedness of the Borrowers, any of their Subsidiaries or any other Obligor owing to the Agent or any Lender (or any Affiliate of a Lender and including the Issuing Bank) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit, fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.4, 3.5 and 12 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

         "Credit Participant" is defined in Section 14.2.
          ------------------

         "Current Ratio" means, at any reporting date, total current assets of
          -------------
the Parent and its Subsidiaries divided by total current liabilities of the Parent and its Subsidiaries on a Consolidated Basis, determined in accordance with GAAP.

         "Default" means any Event of Default and any event or condition which
          -------
with the passage of time or giving of notice, or both, would become an Event of Default and the filing against any Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

         "Denver Office" means the principal banking office of Wells Fargo in
          -------------
Denver, Colorado.

         "Dispute" is defined in Section 21.1.
          -------

         "Distributions" means, as to any Person, any dividend or distribution
          -------------
to its stockholders, partners or members as such.

         "Dollar LIBOR Loan" means a Loan that bears interest with reference to
          -----------------
the LIBOR Base Rate for United States Dollar deposits.

         "EBIT" means, for any period, the sum of (a) Consolidated Net Income
          ----
for such period (excluding the effect of any extraordinary or non-recurring gains (including any gain from the sale of property)), plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Interest Expense for such period, and (ii) total federal, state, foreign and other income taxes for such period, all as determined in accordance with GAAP.

         "EBITDA" means, for any period, the sum of (a) Consolidated Net Income
          ------
for such period (excluding the effect of any extraordinary or non-recurring gains (including any gain from the sale of property)), plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Interest Expense for such period, and (ii) total federal, state, foreign and other income taxes for such period, and (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP. In addition, if (i) the Parent or its Subsidiary makes a Permitted Acquisition during any fiscal quarter, (ii) the Target becomes a Material Subsidiary as a result of such Permitted Acquisition, and (iii) the Target's financial statements for the four fiscal quarters ending at the quarter during which the Permitted Acquisition occurs (the "Determination Period") are audited by independent certified public accountants of recognized national standing reasonably satisfactory to the Agent, then the reported financial results of the Target for the Determination Period may, at the option of the Borrowers by notice to the Agent, be included in determining EBITDA for such Determination Period.

         "EMU" means the economic and monetary union as contemplated in the
          ---
Treaty on European Union.

         "EMU Commencement" means January 1, 1999 (the date of commencement of
          ----------------
the third stage of EMU).

         "EMU Legislation" means legislative measures of the European Council
          ---------------
for the introduction of, changeover to or operation of a single or unified European currency (whether known as the "euro", "euros" or otherwise), being in part the implementation of the third stage of EMU.

         "Environmental Laws" means all applicable federal, state or local
          ------------------
statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including OSHA.

         "ERISA" means the federal Employee Retirement Income Security Act of
          -----
1974.

         "ERISA Group Person" means the Parent, any Subsidiary of the Parent and
          ------------------
any Person which is a member of the controlled group or under common control with the Parent or any Subsidiary within the meaning of Section 414 of the Code or section 4001(a)(14) of ERISA.

         "ERISA Event" means (a) a Reportable Event with respect to a Plan, (b)
          -----------
a withdrawal by an ERISA Group Person from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by an ERISA Group Person from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate under Section 4041(c) of

ERISA, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon an ERISA Group Person.

         "Euro" means the single currency of Euro Members of the European Union.
          ----

         "Euro Member" mean each state described as a "participating member
          -----------
state" in any EMU Legislation.

         "Euro Unit" means the currency unit of Euros.
          ---------

         "Event of Default" is defined in Section 11.1.
          ----------------

         "Federal Funds Rate" means, for any day, the rate (rounded upward to
          ------------------
the nearest 1/8%) set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Banking Day opposite the caption "Federal Funds (Effective"); or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of federal funds transactions in New York City selected by the Agent.

         "Fee Letter" means the letter agreement relating to fees among the
          ----------
Borrowers and the Agent executed in connection with this Agreement.

         "Final Maturity Date" means June 17, 2002 (the day before the third
          -------------------
anniversary of Initial Closing Date), or such later date to which the Final Maturity Date has been extended in accordance with Section 2.6.

         "Financial Officer" means the Parent's chief executive officer, chief
          -----------------
financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, all of whose incumbency and signatures have been certified to the Agent by the secretary or other appropriate attesting officer of the Parent.

         "Foreign Currency" means such currencies other than United States
          ----------------
Dollars as may be approved by the Lenders in their sole discretion. Each Foreign Currency must be one (a) that is freely transferable and convertible into United States Dollars, and (b) in which deposits are generally available to all the Lenders in the London interbank market.

         "Funding Liability" means (a) any deposit which was used (or deemed by
          -----------------
Section 3.2.6 to have been used) to fund any portion of the Loan subject to a LIBOR Pricing Option, and (b) any portion of the Loan subject to a LIBOR Pricing Option funded (or deemed by Section 3.2.6 to have been funded) with the proceeds of any such deposit.

         "GAAP" means generally accepted accounting principles as from time to
          ----
time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

         "Governmental Authority" means any federal, state, local, provincial or
          ----------------------
foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" means, with respect to a specified Person:
          ---------

         (a) any guarantee by the specified Person of the payment or performance of, or any contingent obligation by the specified Person in respect of, any Indebtedness or other obligation of any primary obligor;

         (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any obligation of the specified Person to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor,
(iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

         (c) any liability of the specified Person as a joint venturer whether imposed as a matter of law or by contract, of a Joint Venture in respect of Indebtedness of such Joint Venture other than liabilities that are not classified as liabilities on the Consolidated balance sheet of the Parent and that are incurred in connection with Joint Ventures entered into by the Borrowers or their Subsidiaries in the ordinary course of the Borrowers' business and in a manner consistent with the Borrowers' past practices; and

         (d) reimbursement obligations, whether contingent or matured, of the specified Person with respect to letters of credit, bankers acceptances, other financial guarantees and interest rate protection agreements;

in each case whether or not any of the foregoing are reflected on the balance sheet of the specified Person or in a footnote thereto.

         "Hazardous Material" means any pollutant, toxic or hazardous material
          ------------------
or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

         "Indebtedness" means any of the following items:
          ------------

         (a)  borrowed money;

         (b) indebtedness evidenced by notes, debentures or similar instruments;

         (c)  Capitalized Lease obligations;

         (d) the deferred purchase price of assets or securities, including related noncompetition and consulting obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

         (e) mandatory redemption or dividend rights on capital stock (or other equity);

         (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, other financial guarantees and interest rate protection agreements (without duplication of other Indebtedness supported or guaranteed thereby); and

         (g)  all Guarantees in respect of Indebtedness of others.

         "Indemnified Party" is defined in Section 12.2.
          -----------------

         "Initial Closing Date" means such date prior to the Final Maturity Date
          --------------------
agreed to by the Borrowers and the Agent as the first Closing Date hereunder.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of
          -------------
its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Interest Expense" means, for any period, total interest expense
          ----------------
(including the interest component of any Capitalized Leases) of the Parent and its Subsidiaries, on a Consolidated basis, determined in accordance with GAAP.

         "Interest Payment Date" means (a) as to Base Rate Loans, the last day
          ---------------------
of each calendar quarter and the Final Maturity Date, and (b) as to LIBOR Loans, the last day of each applicable Interest Period and the Final Maturity Date and in addition where the applicable Interest Period for a LIBOR Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

         "Interest Period" means, as to LIBOR Loans, a period of one, two, three
          ---------------
or six months, as the Borrowers may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided,
                                                                    --------
however, (a) if any Interest Period would end on a day which is not a Banking
-------
Day, such Interest Period will be extended to the next succeeding Banking Day and such extension of time will be included in the computation of interest and fees (except that where the next succeeding

Banking Day falls in the next succeeding calendar month, then on the next preceding Banking Day), (b) no Interest Period will extend beyond the Final Maturity Date, and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period will end on the last Banking Day of such calendar month.

         "Investment" means, with respect to a specified Person:
          ----------

         (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

         (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

         (c)  any Guarantee of the Indebtedness of any other Person; and

         (d)  any Acquisition.

         The investments described in the foregoing clauses (a) through (d) are included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" does not include (i)
              --------- --------
current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the specified Person or as security for any such Indebtedness or claim, or (v) demand deposits in banks or similar financial institutions.

         "Issuing Bank" means Wells Fargo or any successor Agent, in each case
          ------------
in its capacity as the issuer of a Letter of Credit.

         "Joint Venture" means a corporation, partnership, limited liability
          -------------
company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by a Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         "Judgment Currency" is defined in Section 22.1.
          -----------------

         "Judgment Currency Conversion Date" is defined in Section 22.1.
          ---------------------------------

         "Key Employee Notes" means (a) notes issued to former employees for the
          ------------------
purchase price of stock redeemed by the Parent in accordance with the stock repurchase requirements set forth in the Parent's Bylaws in effect as of the date of this Agreement, (b) notes issued in the purchase by the Parent of shares of its common stock under the repurchase rights set forth in the Parent's Bylaws as proposed to be in effect and attached as Exhibit 9.22, (c) notes issued in
                                            ------------
the purchase by the Parent of shares of its common stock on the internal market to balance the supply and demand for common stock between sellers and buyers, and (d) notes issued to employees or former employees upon the exercise of (or in satisfaction of) stock appreciation rights or to pay or satisfy rights under a phantom stock plan.

         "Legal Requirement" means any present or future requirement imposed
          -----------------
upon any of the Lenders or any of the Borrowers and their Subsidiaries by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any LIBOR Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any LIBOR Office is located, or any political subdivision of any of the foregoing. Any such requirement imposed on any of the Lenders not having the force of law will be deemed to be a Legal Requirement for purposes of Section 3 if such Lender reasonably believes that compliance therewith is in the best interest of such Lender.

         "Lender" means each of the Persons listed as lenders on the signature
          ------
page hereto, including Wells Fargo in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Lender" will not include any Credit Participant.

         "Lending Officer" means such individuals whom the Agent may designate
          ---------------
by notice to the Parent from time to time as an officer who may receive telephone requests for borrowings under Section 2.1.3 or 2.2.1.

         "Letter of Credit" is defined in Section 2.4.1.
          ----------------

         "Letter of Credit Agreement" means the Issuing Bank's standard letter
          --------------------------
of credit application and documentation modified to such extent, if any, as the Issuing Bank deems necessary.

         "LC Available Credit" means the lesser of (i) $60,000,000, or (ii) the
          -------------------
Available Credit.

         "Letter of Credit Exposure" means, at any date, the sum of (a) the
          -------------------------
aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the
                                                            ----
aggregate face amount of all drafts that the Issuing Bank has previously accepted under Letters of Credit but that the Borrowers have not paid to the Issuing Bank.

         "LIBOR Base Rate" means, for any Interest Period, the rate of interest
          ---------------
at which United States Dollar deposits (in the case of Dollar LIBOR Loans) or the applicable Foreign Currency deposits (in the case of Multicurrency LIBOR Loans) in an amount comparable to the portion of the Loan as to which a LIBOR Pricing Option has been elected and which have a term corresponding to such Interest Period are offered to the Agent in the London interbank market for delivery in immediately available funds at a LIBOR Office selected by the Agent on the first day of such Interest Period as determined by the Agent at approximately 11:00 a.m. (London time) two Banking Days prior to the date upon which such Interest Period is to commence (which determination by the Agent shall, in the absence of manifest error, be conclusive).

         "LIBOR Loan" means a Dollar LIBOR Loan or a Multicurrency LIBOR Loan.
          ----------

         "LIBOR Office" means such non-United States office or international
          ------------
banking facility of any Lender as the Lender may from time to time select.

         "LIBOR Pricing Options" means the options granted pursuant to Section
          ---------------------
3.2.1 to have the interest on any portion of the Loan computed on the basis of a LIBOR Rate.

         "LIBOR Rate" for any Interest Period means the rate, rounded upward to
          ----------
the next highest 1/16%, obtained by dividing (a) the LIBOR Base Rate for such Interest Period by (b) an amount equal to 1 minus the LIBOR Reserve Rate;
                                            -----
provided, however, that if at any time during such Interest Period the LIBOR
--------  -------
Reserve Rate applicable to any outstanding LIBOR Pricing Option changes, the LIBOR Rate for such Interest Period will automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the Legal Requirement implementing such change.

         "LIBOR Reserve Rate" means the stated maximum rate (expressed as a
          ------------------
decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to LIBOR Pricing Options, (b) any other category of liabilities that includes deposits by reference to which the interest rate on portions of the Loan subject to LIBOR Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan subject to a LIBOR Pricing Option or (d) any other category of extensions of credit, or other assets, that includes loans subject to a LIBOR Pricing Option by a non-United States office of any of the Lenders to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

         "Lien" means, with respect to any specified Person:
          ----

         (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the specified Person, whether now owned or hereafter acquired, or upon the income or profits therefrom;

         (b) the purchase of, or the agreement to purchase, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease); and

         (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the specified Person, with or without recourse.

         "Loan" means the aggregate principal amount of all Base Rate Loans,
          ----
LIBOR Loans and Swing Line Loans outstanding from time to time.

         "MLA Cost" means an addition to the interest rate on a Multicurrency
          --------
LIBOR Loan to compensate a Lender for the cost imputed to a Lender in respect of any Multicurrency LIBOR Loan made during the term of any Multicurrency LIBOR Loan resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "Act") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing deposits or special deposits (whether interest-bearing or not) with the Bank of England to meet cash ratio requirements and/or pay fees to the FSA calculated by reference to liabilities used to fund the Multicurrency LIBOR Loan.

         "Margin Stock" means "margin stock" within the meaning of Regulation U
          ------------
of the Board of Governors of the Federal Reserve System.

         "Material Adverse Effect" means a material adverse effect on (a) the
          -----------------------
business, assets, financial condition, income or prospects of any Borrower (on an individual or collective basis) or the Parent and its Subsidiaries (on a Consolidated basis), or (b) the ability of the Obligors collectively to perform their obligations under the Credit Documents, or (c) the rights and remedies of the Agent and the Lenders under the Credit Documents.

         "Material Subsidiary" means each direct or indirect wholly-owned
          -------------------
Subsidiary of the Parent whose gross revenues account for greater than 5% of the Consolidated annual revenues of the Parent.

         "Maximum Amount of Credit" is defined in Section 2.1.2.
          ------------------------

         "Multicurrency Available Credit" means the lesser of (i)  the U.S.
          ------------------------------
Dollar Equivalent of $10,000,000, or (ii) the Available Credit.

         "Multicurrency LIBOR Loan" means a Loan made in a Foreign Currency that
          ------------------------
bears interest with reference to the LIBOR Base Rate for deposits in that Foreign Currency.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section
          ------------------
4001(a)(3) of ERISA, to which any ERISA Group Person is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Net Funded Debt" means all Indebtedness of the Parent and its
          ---------------
Subsidiaries (excluding Key Employee Notes).

         "Notes" means the Revolving Credit Notes and the Swing Line Note.
          -----

         "Notice of Authorized Representatives" is defined in Section 5.
          ------------------------------------

         "Notice of Revolving Credit Advance" is defined in Section 2.1.3.
          ----------------------------------

         "Obligation Currency" is defined in Section 22.1.
          -------------------

         "Obligor" means each Borrower, each Material Subsidiary and each other
          -------
Person guaranteeing or providing collateral for the Credit Obligations.

         "OSHA" means the federal Occupational Health and Safety Act.
          ----

         "Parent" means CH2M Hill Companies, Ltd., an Oregon corporation.
          ------

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor
          ----
entity.

         "Percentage Interest" means (a) at all times when no Event of Default
          -------------------
under Section 11.1.1 and no Bankruptcy Default exists, the ratio that the respective Commitments of the Lenders bears to the total Commitments of all Lenders as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio that the respective amounts of the outstanding Credit Obligations (including Letter of Credit Exposure) owing to the Lenders in respect of extensions of credit under Section 2 bear to the total outstanding Credit Obligations owing to all Lenders.

         "Permitted Acquisition" means an Acquisition that meets the following
          ---------------------
conditions:

         (a) The Agent shall receive at least 10 days prior written notice of any such proposed Permitted Acquisition for which the cash consideration exceeds $15,000,000;

         (b) Such Permitted Acquisition shall only involve assets or businesses comprising a business, or those assets of a business, substantially of the type engaged in by the Borrowers as of the date of this Agreement;

         (c) Such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors (and stockholders to the extent required by applicable law);

         (d) No additional Indebtedness shall be incurred, assumed or otherwise reflected on the Consolidated balance sheet of the Parent and its Subsidiaries after giving effect to the Permitted Acquisition, except (i) ordinary course trade payables and accrued expenses and (ii) other assumed Indebtedness not incurred in anticipation of the proposed Acquisition, provided that upon the
                                                      --------
assumption of such Indebtedness the Borrowers would be in compliance with the financial covenants set forth in Section 9.4 through 9.7 on a pro forma basis, and, provided, further, that (A) any purchase money Indebtedness or Capitalized
     --------  -------
Leases assumed are secured only by the assets of the Target acquired with the proceeds of such purchase money Indebtedness or Capitalized Leases, (B) any Indebtedness secured by Liens on real property is in an outstanding principal amount not in excess of the fair market value of the real property (except this restriction shall not apply if the aggregate amount of such Indebtedness secured by Liens on real property for all Permitted Acquisitions does not exceed $2,500,000), and (C) no Indebtedness secured by accounts receivable shall be assumed;

         (e) The business and assets of the Target shall be free of Liens, except Liens permitted in connection with Indebtedness permitted to be assumed by paragraph (d) of this definition;

         (f) All necessary or appropriate third party and government waivers and consents relating to the Permitted Acquisition have been received; and

         (g) Prior to becoming contractually committed to make such Acquisition for which cash consideration exceeds $15,000,000, the Borrowers shall deliver to the Agent, pro forma Consolidated financial statements for the Parent and its Subsidiaries, including the Target, for the four fiscal quarters preceding the date of the Acquisition, in form satisfactory to the Agent, accompanied by a certificate of a Financial Officer certifying that after giving effect to such Acquisition, the Borrowers will be in compliance with the financial covenants set forth in Section 9.4 through 9.8, and no Default or Event of Default will exist.

         "Person" means any present or future natural person or any corporation,
          ------
association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

         "Plan" means, at any date, any pension benefit plan subject to Title IV
          ----
of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

         "Pricing Ratio" means, for any period of four consecutive fiscal
          -------------
quarters, the ratio of Net Funded Debt as of the last day of such period to EBITDA for the four fiscal quarters then ended.

         "RCRA" means the federal Resource Conservation and Recovery Act, 42
          ----
U.S.C. (S) 690, et seq.
                -- ---

         "Register" is defined in Section 14.1.3.
          --------

         "Reportable Event" means an event that is reportable under Section
          ----------------
4043(c)(1), (2), (3), (4), (5), (6), (7), (10), (11), (12) or (13) of ERISA and
for which a waiver is not available.

         "Required Lenders" means, with respect to any approval, consent,
          ----------------
modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, two or more Lenders owning together at least 66 2/3% of the Percentage Interests.

         "Revolving Credit Loan" means a Loan made by a Lender to the Borrowers
          ---------------------
pursuant to Section 2.1.

         "Revolving Credit Notes" is defined in Section 2.1.4.
          ----------------------

         "San Francisco Office" means the principal banking office of Wells
          --------------------
Fargo in San Francisco, California.

         "Significant Subsidiary" means each direct or indirect Subsidiary of
          ----------------------
the Parent (a) of which the Parent owns or controls 80% or more of the issued and outstanding stock or other ownership interests and (b) which has total assets as shown on its balance sheet, determined in accordance with GAAP, exceeding $750,000.

         "Solvent" means, with respect to any Person as of a particular date,
          -------
that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities including, without limitation, contingent liabilities, of such Person, and (e) the present saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature. In computing the amount of contingent liabilities at any time, it is intended that such liabilities are to be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" means any subsidiary required by GAAP to be included in
          ----------
the consolidated financial reporting of the Parent (or other specified Person).

         "Subsidiary Guarantees" is defined in Section 6.
          ---------------------

         "Swing Line Available Credit" means the lesser of (i) $10,000,000, or
          ---------------------------
(ii) the Swingline Lender's Percentage Interest of the Available Credit.

         "Swing Line Commitment" means the Swing Line Lender's obligations to
          ---------------------
extend the Swing Line Loan.

         "Swing Line Lender" means Wells Fargo.
          -----------------

         "Swing Line Loan" means a Loan made by the Swing Line Lender pursuant
          ---------------
to Section 2.2.

         "Swing Line Note" is defined in Section 2.2.2.
          ---------------

         "Target" means any Person that a Borrower proposes to acquire by
          ------
merger, stock purchase or by the purchase of all or substantially all of its assets.

         "Tax" means any present or future tax, levy, duty, impost, deduction,
          ---
withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to its obligations hereunder, the Loan, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term "Tax" shall not include taxes
           --------  -------
imposed upon or measured by the net income of such Lender (other than withholding taxes).

         "Total Commitment" means the total of all Commitments.
          ----------------

         "Total Funded Debt" means all Indebtedness of the Parent and its
          -----------------
Subsidiaries, including Key Employee Notes.

         "Treaty on European Union" means the Treaty of Rome of March 25, 1957,
          ------------------------
a amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993, as amended from time to time).

         "United States Dollars" means lawful currency of the United States of
          ---------------------
America.

         "Unused Line Percentage" means a percentage per annum determined by the
          ----------------------
Pricing Ratio for the preceding fiscal quarter, determined in accordance with the following table:

                   Pricing Ratio                     Unused Line Fee
                   -------------                     ---------------

                Greater than 3.50                        .400%
 Greater than 3.00 less than or equal to 3.50            .350%
 Greater than 2.50 less than or equal to 3.00            .300%
 Greater than 1.50 less than or equal to 2.50            .250%
       Less than or equal to 1.50                        .250%

         "U.S. Dollar Equivalent" means the amount of Dollars that would be
          ----------------------
realized by converting a Foreign Currency into United States Dollars at approximately 11:00 a.m. (London time), at the conversion rate or exchange rate as set forth on the applicable Telerate Screen, on the date of determination; provided that if more than one rate is listed then the applicable conversion rate shall be the arithmetic average of such rates. If for any reason such conversion rates are not available, the U.S. Dollar Equivalent shall be calculated using the arithmetic average of the spot buying rates for such Foreign Currency in United States Dollars as quoted to the Agent by three foreign exchange dealers of recognized standing in the United States selected by the Agent at approximately 11:00 a.m. (London time) on any date of determination.

         "Wells Fargo" means Wells Fargo Bank, National Association (or any
          -----------
successor thereto).

         "Withdrawal Liability" has the meaning specified in Part I of Subtitle
          --------------------
E of Title IV of ERISA.

         "Year 2000 Compliance" means that all material computer systems and
          --------------------
programs (a) are designed to be used prior to, during and after the calendar year 2000 AD without error relating to date data; (b) are capable of operating without error relating to the production of date data which represents or refers to different centuries or more than one century; and (c) are designed so that all data fields, date-related user interfaces, and other interfaces include the indication of century, and "Year 2000 Compliant" will have a corresponding meaning.

2.       The Credits.
         -----------

         2.1  Revolving Credit.
              ----------------

              2.1.1    Revolving Credit Loans. Subject to all terms and
                       ----------------------
         conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date, the Lenders will, severally in accordance with their respective Commitments, make Revolving Credit Loans to the Borrowers, in United States Dollars or a Foreign Currency, as applicable, in such amounts as may be requested by the Parent in accordance with Section 2.1.3. The sum of (a) the aggregate outstanding principal amount of the Revolving Credit Loans plus (b) the outstanding
                                                        ----
         principal amount of all Swing Line Loans plus (c) the Letter of Credit Exposure, will not exceed the Maximum Amount of Credit. The outstanding principal amount of Loans made by any

         Lender will not exceed the Lender's Commitment. The aggregate outstanding principal amount of Multicurrency LIBOR Loans will not exceed the Multicurrency Available Credit.

              2.1.2    Maximum Amount of Credit. The term "Maximum Amount of
                       ------------------------            -----------------
         Credit" means the lesser of (a) $100,000,000 (or such greater amount
         ------
         to which the Maximum Amount of Credit has been increased in accordance with Section 2.7), or (b) the amount to which the Total Commitment has been permanently reduced pursuant to Section 4.2.1.

              2.1.3    Borrowing Requests. The Parent, on behalf of the
                       ------------------
         applicable Borrower, may from time to time request a Revolving Credit Loan under
         Section 2.1.1 by providing to the Agent a notice (which may be given by a telephone call from an Authorized Representative received by a Lending Officer if promptly confirmed in writing) ("Notice of Revolving Credit Advance"). Such Notice of Revolving Credit Advance must be not later than 11:00 a.m. (Denver time) on the first Banking Day (third Banking Day if any portion of such Revolving Credit Loan shall be a Dollar LIBOR Loan and the fourth Banking Day if any portion of such Revolving Credit Loan shall be a Multicurrency LIBOR Loan) prior to the requested Closing Date for such Revolving Credit Loan. The notice must specify (a) the amount of the requested Revolving Credit Loan, (b) the name of the applicable Borrower, (c) whether the requested Revolving Credit Loan will be a Dollar LIBOR Loan, a Multicurrency LIBOR Loan (and the applicable Foreign Currency) or a Base Rate Loan, (d) with respect to LIBOR Loans, the Interest Period, and (e) the requested Closing Date therefor (which will be a Banking
         Day). Each Base Rate Loan will be at least $500,000 and an integral multiple of $100,000. Each Dollar LIBOR Loan will be at least $3,000,000 and an integral multiple of $1,000,000. Each Multicurrency LIBOR will be at least the U.S. Dollar Equivalent of $500,000 and an integral multiple of the U.S. Dollar Equivalent of $100,000. Upon receipt of such Notice of Revolving Credit Advance, the Agent will promptly inform each other Lender (by telephoning or otherwise). In connection with each Revolving Credit Loan, the Parent will furnish to the Agent a certificate in substantially the form of Exhibit 8.2.1.
                                                              -------------

              2.1.4    Revolving Credit Notes. The Agent will keep a record of
                       ----------------------
         the Revolving Credit Loan. Each Revolving Credit Loan will be deemed owed to each Lender severally in accordance with such Lender's Percentage Interest, and all payments will be for the account of each Lender in accordance with its Percentage Interest. The Borrower's obligations to pay each Lender's Percentage Interest in the Revolving Credit Loan will be evidenced by a separate note of the Borrowers in substantially the form of Exhibit 2.1.4 (the "Revolving Credit Notes"),
                                   -------------       ----------------------
         payable to each Lender in accordance with such Lender's Percentage Interest in the Revolving Credit Loan.

              2.1.5    Lender Funding and Disbursement. Each Lender will, before
                       -------------------------------
         10:00 a.m. (Denver time) on the date of each borrowing under Section
         2.1.1. make available to the Agent at the Denver Office (or, at the request of the Agent, in the case of a Multicurrency LIBOR Loan advance, at such bank as the Agent may designate to the Lenders) by deposit, in United States Dollars or the applicable Foreign Currency, in same day or immediately available funds, such Lender's Percentage Interest thereof. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 8, the Agent will promptly disburse such funds in same day or immediately available funds in the applicable Foreign Currency in the case of Multicurrency LIBOR Loans, and in United States Dollars in the case of all other Loans, to the Borrowers. Each Revolving Credit Loan will be made at the Denver Office by depositing the amount thereof to the general account of the Parent with the Agent.

              2.1.6    Continuations and Conversions. The Borrowers will have
                       -----------------------------
         the option, on any Banking Day, to continue existing LIBOR Loans for a subsequent Interest Period, to convert Base Rate Loans into LIBOR Loans or to convert LIBOR Loans into Base Rate Loans; provided, however, that (i) LIBOR Loans may only be continued or converted into Base Rate Loans on the last day of the applicable Interest Period,
         (ii) LIBOR Loans may not be continued nor may Base Rate Loans be converted into LIBOR Loans during the existence of a Default, and
         (iii) any request to continue a LIBOR Loan that fails to comply with the terms hereof including the time periods in 2.1.3 or any failure to request a continuation of a LIBOR Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the Interest Period.

              2.1.7    Lenders' Obligations to Fund. Unless the Agent has
                       ----------------------------
         received notice from a Lender prior to the date of any Revolving Credit Loan that such Lender will not make available to the Agent the Lender's Percentage Interest of the Revolving Credit Loan, the Agent may assume that the Lender has made its Percentage Interest available to the Agent on the date of the Revolving Credit Loan n accordance with Section 2.1.5, and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that a Lender has not made its Percentage Interest available to the Agent, such Lender and the Borrowers severally agree to repay or pay to the Agent forthwith upon demand the corresponding amount and to pay interest thereon, for each day from the date the amount is made available to the Borrowers until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrowers, the interest rate applicable at such time under Section 3.1 to such Revolving Credit Loan, and (ii) in the case of the Lender, the Federal Funds Rate for the first two Banking Days and the Base Rate thereafter.

              2.1.8    Lenders' Obligations Several. The obligation of each
                       ----------------------------
         Lender hereunder is several. The failure of any Lender to make available its Percentage Interest of any borrowing will not relieve any other Lender of its obligation hereunder to do so on the date requested, but no Lender will be responsible for the failure of any other Lender to make available the Percentage Interest to be funded by such other Lender.

         2.2  Swing Line.
              ----------

              2.2.1    Swing Line Loans. In lieu of making Revolving Credit
                       ----------------
         Loans, the Swingline Lender may, in its sole discretion, on the terms and subject to the conditions of this Agreement, make available to the Borrowers, from time to time until the Final Maturity Date, Swing Line Loans. The aggregate outstanding principal amount of all Swing Line Loans will not exceed the Swing Line Available Credit. Until the Final Maturity Date, the Borrowers may from time to time borrow, repay and reborrow under this Section 2.2.1. Each Swing Line Loan will be made upon telephonic notice from the Parent to the Swing Line Lender on the date of receipt of such telephonic notice if such day is a Banking Day and if such notice is received before 11:00 a.m. (Denver time), or if received after 11:00 a.m. (Denver time), such Swing Line Loan shall be made on the next Banking Day. Notwithstanding any other provision of this Agreement or the other Credit Documents, each Swing Line Loan will constitute a Base Rate Loan. The Borrowers will repay the aggregate outstanding principal amount of the Swing Line Loan upon demand by the Agent. Each Swing Line Loan will be made at the Denver Office by depositing the amount thereof in United States Dollars to the general account of the Parent with the Agent. In connection with each such Loan, the Parent will furnish to the Agent a certificate in substantially the form of Exhibit 8.2.1.
                                    -------------

              2.2.2    Swing Line Note. The Swing Line Commitment will be
                       ---------------
         evidenced by a single master promissory note, in the principal amount of $10,000,000, dated the Initial Closing Date and substantially in the form of Exhibit 2.2.2 (the "Swing Line Note"). Each Borrower shall
                     -------------       ---------------
         execute the Swing Line Note and deliver the same to the Agent on behalf of the Swing Line Lender. The Swing Line Note will represent the obligation of each Borrower to pay the amount of the aggregate unpaid principal amount of all Swing Line Loans made to the Borrowers together with interest thereon as provided in Section 2.2.1. The entire unpaid balance of the Swing Line Loan and all other non-contingent Credit Obligations shall be immediately due and payable in full in immediately available funds on the Final Maturity Date if not sooner paid in full.

              2.2.3    Refunding of Swing Line Loans. The Swing Line Lender, at
                       -----------------------------
         any time and from time to time in its sole and absolute discretion will, but not less frequently than weekly, on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf), request each Lender (including the Swing Line Lender) to make a Revolving Credit Loan to such Borrower (which shall be a Base Rate Loan) in an amount equal to such Lender's Percentage Interest of the principal amount of such Borrower's Swing

Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless a Bankruptcy Default exists (in which event the procedures of Section 2.2.4 will apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Loan are then satisfied, each Lender will disburse directly to the Agent, its Percentage Interest of the Revolving Credit Loan, prior to 12:00 noon (Denver time), in immediately available funds on the Banking Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower, as requested by the Swing Line Lender.

     2.2.4  Participation in Swing Line Loans. If, prior to refunding a Swing
            ---------------------------------
Line Loan with a Revolving Credit Loan pursuant to Section 2.2.3, a Bankruptcy Default exists, then each Lender shall, on the date such Revolving Credit Loan was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

     2.2.5 Lender's Funding Obligations. Each Lender's obligation to make
           ----------------------------
Revolving Credit Loans in accordance with Section 2.2.3 and to purchase participating interests in accordance with Section 2.2.4 shall not be affected by any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender, any Borrower or any other Person for any reason whatsoever. If any Lender does not make available to the Swing Line Lender the amount required pursuant to Section 2.2.3 or 2.2.4, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of nonpayment until such amount is paid in full at the Federal Funds Rate for the first two Banking Days and at the Base Rate thereafter.

2.3  Currency Equivalents for Multicurrency LIBOR Loans.
     --------------------------------------------------

     2.3.1 Conversion Rate for Multicurrency LIBOR Loans. The principal amount
           ---------------------------------------------
of each Multicurrency LIBOR Loan which is denominated in a Foreign Currency (a) will be converted into its U.S. Dollar Equivalent on the date of the funding of such Multicurrency LIBOR Loan (the "Converted Principal Amount"), and the Converted Principal Amount will be added to the principal balance outstanding under the Revolving Credit Notes on the date of the funding of such Multicurrency LIBOR Loan, and (b) from and after any such date, will be deemed to remain equivalent to the Converted Principal Amount until the end of the applicable Interest Period notwithstanding any fluctuation in exchange rates occurring thereafter.

      2.3.2  Revaluation.  If at the expiration of an Interest Period for a
             -----------
Multicurrency LIBOR Loan, the Multicurrency LIBOR Loan will remain denominated in the same Foreign Currency for a succeeding Interest Period, then the principal amount of such Multicurrency LIBOR Loan will be revalued based on the U.S. Dollar Equivalent as of the Banking Day preceding the next Interest Period.

2.4  Letters of Credit.
     -----------------

     2.4.1  Issuance of Letters of Credit. Subject to all terms and conditions
            -----------------------------
of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date, the Issuing Bank will issue for the account of the Borrowers standby and documentary letters of credit (the "Letters of Credit"). The Letter of Credit Exposure plus the Loan
                -----------------
will not exceed the Maximum Amount of Credit. The Letter of Credit Exposure will not exceed the LC Available Credit.

     2.4.2  Requests for Letters of Credit. The Parent, on behalf of the
            ------------------------------
applicable Borrower, may from time to time request a Letter of Credit to be issued by providing a notice from an Authorized Representative to the Issuing Bank which is actually received not less than one Banking Day prior to the requested Closing Date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the applicable Borrower, (c) the beneficiary thereof, (d) the requested Closing Date, and (e) the principal terms of the text for such Letter of Credit. Each Letter of Credit will be issued by forwarding it to the applicable Borrower or to such other Person as directed in writing by an Authorized Representative of the Parent. In connection with the issuance of any Letter of Credit, the Parent shall deliver to the Issuing Bank a certificate in substantially the form of Exhibit 2.4.2 and a Letter of Credit Agreement signed
                          -------------
by the applicable Borrower, and such other documents or items as the Issuing Bank may require pursuant to the terms thereof.

     2.4.3 Form and Expiration of Letters of Credit. Each Letter of Credit
           ----------------------------------------
issued under this Section 2.4 and each draft accepted or paid under such a Letter of Credit will be issued, accepted or paid, as the case may be, by the Issuing Bank at its principal office. No Letter of Credit will provide for the payment of drafts drawn thereunder, and no draft will be payable, at a date which is later than the earlier of (a) the date one year after the date of issuance, or (b) the Final Maturity Date. Each Letter of Credit and each draft accepted under a Letter of Credit will be in such form and minimum amount, and will contain such terms, as the Issuing Bank and the applicable Borrower may agree upon at the time such Letter of Credit is issued, including a requirement of not less than three Banking Days after presentation of a draft before payment must be made thereunder.

     2.4.4  Lenders' Participation in Letters of Credit. Upon the issuance of
            -------------------------------------------
any Letter of Credit, a participation therein, in an amount equal to each Lender's Percentage Interest in the Loan, will automatically be deemed granted by the Issuing Bank to each Lender on the date of such issuance and the Lenders will automatically be obligated, as set forth in Section 13.4, to reimburse the Issuing Bank to the extent of their respective Percentage Interests in the Loan for all obligations incurred by the Issuing Bank to third parties in respect of such Letter of Credit not reimbursed by the Borrowers. The Agent will send to each Lender a confirmation regarding the participations in Letters of Credit outstanding during each month.

     2.4.5  Presentation. The Issuing Bank may accept or pay any draft presented
            ------------
to it, regardless of when drawn, if such draft, the other required documents and any transmittal advice are presented to the Issuing Bank and dated on or before the expiration date of the Letter of Credit under which such draft is drawn. Except insofar as written instructions actually received are given by the applicable Borrower expressly to the contrary with regard to, and prior to, the Issuing Bank's issuance of any Letter of Credit for the account of the applicable Borrower and such contrary instructions are reflected in such Letter of Credit, the Issuing Bank may honor as complying with the terms of the Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

     2.4.6  Payment of Drafts. At such time as the Issuing Bank makes any
            -----------------
payment on a draft presented or accepted under a Letter of Credit, the Borrowers shall on demand pay to the Issuing Bank in immediately available funds the amount of such payment. Unless the Borrowers otherwise pay to the Issuing Bank the amount required by the foregoing sentence, such amount shall be considered a Revolving Credit Loan under Section 2.1.1 and part of the Loan as if the Borrowers had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under Section 2.1.1. In that event, the Issuing Bank shall notify each other Lender that the Lender is to make a Revolving Credit Loan to the Borrowers (which shall be a Base Rate Loan) in an amount equal to the Lender's Percentage Interest of the principal amount of such Revolving Credit Loan; and, regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Loan are then satisfied, each Lender (other than the Issuing Bank) will disburse directly to the Issuing Bank, its Percentage Interest of the Revolving Credit Loan, prior to 12:00 noon (Denver time), in immediately available funds on the Banking Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loan shall be applied to repay the amount required by the first sentence of this Section.

           2.4.7  Subrogation. Upon any payment by the Issuing Bank under any
                  -----------
     Letter of Credit and until the reimbursement of the Issuing Bank by the Borrowers with respect to such payment, the Issuing Bank will be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Borrowers, all for the benefit of the Lenders. The Borrowers will take such action as the Issuing Bank may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Issuing Bank may reasonably request, to assure and confirm to the Issuing Bank such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

           2.4.8  Modification, Consent, Etc. If the Borrowers request or
                  --------------------------
     consent in writing to any modification or extension of any Letter of Credit, or waive any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Issuing Bank consents thereto, the Issuing Bank will be entitled to rely on such request, consent or waiver. This Agreement will be binding upon the Borrowers with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by the Agent or the Issuing Bank pursuant to any such request, consent or waiver.

     2.5   Application of Proceeds.
           -----------------------

           2.5.1  Loan.  The Borrowers will apply the proceeds of the Loan for
                  ----
     general corporate purposes and Permitted Acquisitions.

           2.5.2  Letters of Credit. Letters of Credit will be issued only for
                  -----------------
           such lawful corporate purposes in the Borrowers' ordinary course of business as the Parent has requested in writing.

           2.5.3  Specifically Prohibited Applications. The Borrowers will not,
                   ------------------------------------
     directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents (a) to purchase or to carry Margin Stock or (b) to any transaction prohibited by Legal Requirements or by the Credit Documents.

     2.6  Option to Extend Final Maturity Date. So long as no Default exists,
          ------------------------------------
the Borrowers may request, by notice to the Lenders on either the first or second anniversary of the date of this Agreement, that the Final Maturity Date be extended for an additional one year period. The Lenders will provide a written response to the Borrowers not later than 60 days after receipt of such request. In no event will the Final Maturity Date be extended without the consent of each of the Lenders, and any Lender which fails to respond is deemed to have denied the request for extension of the Final Maturity Date. In the event the Lenders offer to extend the Final Maturity Date pursuant to this
Section 2.6, the Borrowers may accept such offer by written notice received by the Agent not later than 30 days after receipt by the Borrowers of such offer.

      2.7  Option to Increase Maximum Amount of Credit. So long as no Default
           -------------------------------------------
exists, if the Commercial Paper Facility is terminated at the request of the Borrowers, the Borrowers may request, by notice to the Lenders, at least one year prior to the Final Maturity Date, that the Maximum Amount of Credit be increased by $25,000,000. The Lenders will provide a written response to the Borrowers not later than 30 days after receipt of such request and may condition their agreement to such request upon the Agent's ability to find an additional Lender or Lenders for the amount of the increase in the Maximum Amount of Credit. In no event will the Maximum Amount of Credit be increased without the consent of each of the Lenders, and no Lender shall be required to increase such Lender's Commitment, whether or not such Lender consents to the increase of the Maximum Amount of Credit. The effectiveness of any such increase in the Maximum Amount of Credit shall be subject to the execution of such additional promissory notes and other Credit Documents or amendments to existing Credit Documents and payment of such additional fees, including without limitation, amendment fees provided for in the Fee Letter as the Agent may reasonably request.

3.    Interest; LIBOR Pricing Options; Fees; Changes in Circumstance, Yield
      ---------------------------------------------------------------------
Protection.
----------

      3.1  Interest. The Loan will accrue and bear interest at a rate per
           --------
annum which will at all times equal the Applicable Rate. Any Multicurrency LIBOR Loan will have added to such Loan the MLA Cost associated with such Loan. Prior to any stated or accelerated maturity of the Loan, the Borrowers will, on each Interest Payment Date applicable to Base Rate Loans, pay the accrued and unpaid interest on all Base Rate Loans. On each Interest Payment Date applicable to a LIBOR Loan, or on any earlier termination of any LIBOR Pricing Option applicable to such LIBOR Loan, the Borrowers will pay the accrued and unpaid interest on the portion of the Loan which was subject to the applicable LIBOR Pricing Option. On the conversion of a LIBOR Loan to a Base Rate Loan or the conversion of a Base Rate Loan to a LIBOR Loan, the Borrowers will pay the accrued and unpaid interest on the portion of the Loan which is being converted. On the stated or any accelerated maturity of the Loan, the Borrowers will pay all accrued and unpaid interest on the Loan, including any accrued and unpaid interest on any portion of the Loan which is subject to a LIBOR Pricing Option. All payments of interest will be made in the applicable Foreign Currency, in the case of Multicurrency LIBOR Loans, and in United States Dollars, in the case of all other Loans, in same day or immediately available funds, not later than 12:00 noon (Denver time) on the due date to the Agent at the Denver Office for the account of each Lender in accordance with such Lender's Percentage Interest; provided, however, that at the request of the Agent, payments of interest on
--------  -------
Multicurrency LIBOR Loans will be made in the applicable Foreign Currency in immediately available funds to such account at such bank as the Agent may designate to the Parent, no later than 12:00 noon (local time in the place where such bank is located) on the due date.

3.2  LIBOR Pricing Options.
     ---------------------

     3.2.1  Election of LIBOR Pricing Options.  Subject to all of the terms and
            ---------------------------------
conditions hereof and so long as no Default exists, the Borrowers may from time to time, by irrevocable notice given by an Authorized Representative to the Agent actually received not less than three Banking Days prior to the commencement of the Interest Period selected in such notice, elect to have such portion of the Loan as the Parent may specify in such notice accrue and bear interest during the Interest Period so selected at the Applicable Rate computed on the basis of the LIBOR Rate. In the event the Borrowers at any time fail to elect a LIBOR Pricing Option under this Section 3.2.1 for any portion of the Loan, then such portion of the Loan will accrue and bear interest at the Base Rate. No election of a LIBOR Pricing Option will become effective:

            (a) if, prior to the commencement of any such Interest Period, the Agent determines that (i) as a result of the adoption of or change in any Legal Requirement or in the interpretation or application thereof after the Initial Closing Date, the electing or granting of the LIBOR Pricing Option in question would be illegal, (ii) LIBOR deposits in an amount comparable to the principal amount of the Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the proposed Interest Period are not readily available in the London interbank market, (iii) by reason of circumstances affecting the London interbank market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Interest Period, or (iv) Loans cannot be made in the applicable Foreign Currency; or

            (b) if any Lender has advised the Agent by telephone or otherwise at or prior to 11:00 a.m. (Denver time) on the second Banking Day prior to the commencement of such proposed Interest Period (and has subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such LIBOR deposits, such Lender reasonably anticipates that LIBOR deposits in an amount equal to the Percentage Interest of such Lender in the portion of the Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the Interest Period in question will not be offered in the London interbank market to such Lender at a rate of interest that does not exceed the anticipated LIBOR Base Rate (unless the foregoing results from a deterioration subsequent to the date hereof in the creditworthiness of such Lender or a change in the availability of LIBOR markets to such Lender pursuant to legal or regulatory restrictions).

    If such notice is given in connection with (a) or (b) above, (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as LIBOR Loans shall be converted to or continued as Base Rate Loans, and (iii) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans to LIBOR Loans. If such notice is given in connection with any request for a Multicurrency LIBOR Loan, the requested Loan shall be made in United States Dollars.

     3.2.2  Notice to Lenders and Borrowers. The Agent will promptly inform each
            -------------------------------
Lender (by telephone or otherwise) of each notice received by it from the Parent pursuant to Section 3.2.1 and of the Interest Period specified in such notice. Upon determination by the Agent of the LIBOR Rate for such Interest Period or in the event such election will not become effective, the Agent will promptly notify the Parent and each Lender (by telephone or otherwise) of the LIBOR Rate so determined or why such election did not become effective, as the case may be.

     3.2.3  Selection of Interest Periods for LIBOR Loans. Interest Periods will
            ---------------------------------------------
be selected so that:

            (a) no more than 12 LIBOR Pricing Options will be outstanding at any time;

            (b) no more than three Multicurrency LIBOR Loans will be outstanding at any time; and

            (c)  no Interest Period will expire later than the Final Maturity
Date.

     3.2.4  Additional Interest.  If any LIBOR Loan is repaid, or any LIBOR
            -------------------
Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the Interest Period applicable to such LIBOR Pricing Option, the Borrowers will pay to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest, in addition to any interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such Interest Period on the portion of the Loan so repaid, or as to which a LIBOR Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such LIBOR Pricing Option minus (b) the rate of interest obtainable by the Agent upon
                     -----
the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such Interest Period. The present value of such additional interest will be calculated by discounting the amount of such interest for each day in the unexpired portion of such Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Agent of such amount of interest will, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of the Loan which was to have been subject to a LIBOR Pricing Option is not outstanding on the first day of the Interest Period applicable to such LIBOR Pricing Option other than for reasons described in Section 3.2.1, the Borrowers will be deemed to have terminated such LIBOR Pricing Option.

    3.2.5  Violation of Legal Requirements.  If the adoption of or change in any
           -------------------------------
Legal Requirement or in the interpretation or application thereof applicable to any Lender after the Initial Closing Date prevents any Lender from funding or maintaining through the purchase of deposits in the London interbank market any portion of the Loan subject to a LIBOR Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2, (a) the Agent may by notice to the Borrowers terminate all of the affected LIBOR Pricing Options, (b) the portion of the Loan subject to such terminated LIBOR Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate, and (c) the Borrowers shall make any payment required by Section 3.2.4.

    3.2.6  Funding Procedure.  The Lenders may fund any portion of the Loan
           -----------------
subject to a LIBOR Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Loan subject to a LIBOR Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under Sections 3.2.4 and 3.5, will be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Loan through the purchase of deposits in such amount of the type by which the LIBOR Base Rate was determined, with a maturity the same as the applicable Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable LIBOR Office to one of such Lender's offices in the United States of America.

3.3 Fees.
    ----

    3.3.1  Unused Line Fee.  In consideration of the Lenders' Commitments to
           ---------------
make the extensions of credit provided for in Section 2, while such Commitments are outstanding, the Borrowers shall pay the Agent for the account of the Lenders in accordance with the Lenders' respective Commitments, in arrears on the last Banking Day of each calendar quarter, for the period from the date of this Agreement to the Final Maturity Date, an unused line fee equal to the Unused Line Percentage of the average Available Credit, calculated daily, during such calendar quarter or portion thereof. Payment shall be made by automatic deduction from the Parent's general account with the Agent, and the Agent will notify the Parent of the amount of the fee.

          3.3.2  Letter of Credit Fees.  The Borrowers shall pay to the Agent
                 ---------------------
     for the benefit of the Lenders a Letter of Credit issuance fee (which shall be non-refundable even if any Letter of Credit is terminated or canceled before its stated expiration date) equal to (i) the face amount of each standby Letter of Credit multiplied by 1.0% per annum applied for a period equal to the term of such Letter of Credit, and (ii) the face amount of each documentary Letter of Credit multiplied by .25% per annum applied for a period equal to the term of such Letter of Credit. The issuance fees shall be payable in advance upon issuance of each Letter of Credit and on each anniversary of the issuance. The Borrowers will pay to the Issuing Bank, for its own account, fees upon the occurrence of certain activity with respect to any Letter of Credit, including, without limitation, the transfer, cancellation or amendment of any Letter of Credit, determined in accordance with the Issuing Bank's standard fees and charges then in effect.

          3.3.3  Administrative Fees.  The Borrowers agree to pay to the Agent,
                 -------------------
     for its own account, the fees in accordance with the terms of the Fee
     Letter.

     3.4  Computations of Interest and Fees.  For purposes of this Agreement,
          ---------------------------------
interest (except interest on Multicurrency LIBOR Loans), commitment fees and Letter of Credit fees (and any other amount expressed as interest or such fees) will be computed on the basis of a 360-day year for actual days elapsed. For purposes of this Agreement, interest on Multicurrency LIBOR Loans will be computed on the basis of a 365- or 366-day year for actual days elapsed. Except as provided in the definition of Interest Period with respect to LIBOR Loans, if any payment required by this Agreement is due on a day that is not a Banking Day, such payment will be made on the next succeeding Banking Day and such extension of time will be included in the computation of interest and fees.

     3.5  Changes in Circumstances; Yield Protection.
          ------------------------------------------

          3.5.1  Reserve Requirements, Etc.  If the adoption or change in any
                 -------------------------
Legal Requirement or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Initial Closing Date, shall (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability or the Letters of Credit, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability or the Letters of Credit, or (c) change the basis of taxation of Funding Liabilities or payments in respect of any Letter of Credit (other than changes in the rate of Taxes measured by the overall net income of such Lender) and the effect of any of the foregoing shall be to increase the cost to any Lender of issuing, making, funding or maintaining its respective Percentage Interest in any portion of the Loan subject to a LIBOR Pricing Option or any Letter of Credit, to reduce the amounts received or receivable by such Lender under this Agreement or to require such Lender to make any payment or forego any amounts otherwise payable to such Lender under this Agreement (other than any Tax or any reserves that are included in computing the LIBOR Reserve Rate), then such Lender may claim compensation from the Borrowers under Section 3.5.5.

     3.5.2  Taxes. All payments of the Credit Obligations will be made without
            -----
set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Borrowers are required by law to make such deductions. If (a) any Lender is subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder, or (b) the Borrowers are required to withhold or deduct any Tax on any payment on the Credit Obligations, then such Lender may claim compensation from the Borrowers under Section 3.5.5. Whenever Taxes must be withheld by the Borrowers with respect to any payments of the Credit Obligations, the Borrowers will promptly furnish to the Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any Taxes so paid. If the Borrowers fail to pay any such Taxes when due or fails to remit to the Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Borrowers shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. If any Lender receives a refund of any Taxes for which it has received payment from the Borrowers under this Section 3.5.2, such Lender shall promptly pay the amount to the Borrowers, together with any interest thereon actually earned by such Lender. Each Lender agrees that it will deliver to the Parent and the Agent, upon the reasonable request of the Parent or the Agent, either (i) a statement that it is incorporated under the laws of the United States of America or a state thereof, or (ii) if it is not so incorporated, two duly completed copies of United States Internal Revenue Section Form 1001 or 4224 or successor applicable form, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

     3.5.3  Capital Adequacy. If any Lender determines that the adoption or
            ----------------
becoming effective of, or any change in, or any change by any central bank or other Governmental Authority in the interpretation or administration of any Legal Requirement regarding capital adequacy of banks or bank holding companies, or the compliance by such Lender or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then such Lender may claim compensation from the Borrowers under
Section 3.5.5.

     3.5.4  Regulatory Change.  If any Lender determines that (a) any change in
            -----------------
any Legal Requirement (including any new Legal Requirement) after the date hereof will directly or indirectly (i) reduce the amount of any sum receivable by such Lender with respect to the Loan or the Letters of Credit or the return to be earned by such Lender on the Loan or the Letters of Credit, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintain of or such Lender's commitment to make, its portion of the Loan or the Letters of Credit, or (iii) require any Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than Taxes or income or franchise taxes), and (b) such increased cost or payment will not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then such Lender may claim compensation from the Borrowers under Section 3.5.5.

     3.5.5  Compensation Claim.  Within 15 days after the receipt by the Parent
            ------------------
of a certificate from any Lender setting forth why it is claiming compensation under Section 3.5 and computations (in reasonable detail) of the amount thereof and a description of such Lender's efforts to mitigate such amounts as required by Section 3.5.6, the Borrowers will pay to such Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of Section 3.5 together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Base Rate. The determination by such Lender of the amount to be paid to it and the basis for computation will, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods. The Borrowers will be entitled to replace any such Lender in accordance with Section 3.5.7.

     3.5.6  Mitigation. Each Lender will take such commercially reasonable steps
            ----------
as it may determine are not materially disadvantageous to it, including changing lending offices to the extent feasible, in order to reduce amounts otherwise payable by the Borrowers to such Lender pursuant to Sections 3.2.4 and 3.5 or to make LIBOR Pricing Options available under Sections 3.2.1 and 3.2.5. In addition, the Borrowers will not be responsible for costs (a) under

Section 3.5, arising more than 90 days prior to receipt by the Parent of the certificate from the affected Lender pursuant to such Section 3.5.5 or (b) under
Section 3.2.4, arising from the termination of LIBOR Pricing Options more than 90 days prior to the demand by the Agent for payment under Section 3.2.4.

    3.5.7  Replacement of Lenders. On each occasion that a Lender either makes a
           ----------------------
demand for compensation pursuant to Section 3.5.5 in an amount in excess of the amount that the Borrowers would have had to pay pursuant to such Section if such Lender's Commitment were held by Wells Fargo or is unable to fund or maintain LIBOR Loans pursuant to Section 3.2.1, the Borrowers may, upon at least 10 Banking Days' prior written notice to each of such Lender and the Agent, in whole permanently replace the Commitment of such Lender; provided, however, that
                                                         --------  -------
the Borrowers will replace such Commitment with the commitment of a commercial bank which is reasonably satisfactory to the remaining Lenders (a "Replacement
                                                                   -----------
Lender").  Such Replacement Lender will upon the effective date of replacement
------
purchase the Credit Obligations owed to such replaced Lender for the aggregate amount thereof and will thereupon for all purposes become a "Lender" hereunder. Such notice from the Borrowers will specify an effective date for the replacement of such Lender's Commitment, which date will not be earlier than the tenth day after the day such notice is given. On the effective date of any replacement of such Lender's Loan Commitment pursuant to this Section 3.5.7, the Borrowers will pay to the Agent for the account of such Lender (i) any amounts due to such Lender to the date of such replacement, (ii) accrued interest on the principal amount of outstanding Loans held by such Lender to the date of such replacement, and (iii) the amounts payable to such Lender pursuant to Sections
3.2.4 and 3.5, as applicable. The Borrower will be liable to such replaced Lender for costs that such Lender may sustain or incur pursuant to Section 3.5.2 as a direct consequence of repayment of such Lender's Loans. Upon the effective date of repayment of any Lender's Commitment pursuant to this Section 3.5.7, such Lender will cease to be a "Lender" hereunder. No such termination of any such Lender's Commitment and the purchase of such Lender's Loans pursuant to this Section 3.5.7 will affect (x) any liability or obligation of the Borrowers or any other Lender to such terminated Lender which accrued on or prior to the date of such termination, or (y) such terminated Lender's rights hereunder in respect of any such liability or obligation.

3.6  European Monetary Union.
     -----------------------

     3.6.1  Euro. If, as a result of the EMU Commencement, (i) any Foreign
            ----
Currency ceases to be lawful currency of the state issuing the same and is replaced by Euros or (ii) any Foreign Currency and Euros are at the same time both recognized by the central bank or comparable governmental authority of the state issuing such currency as lawful currency of such state, then any amount payable hereunder by any party (including without limitation the funding of a

Multicurrency LIBOR Loan) in such Foreign Currency shall instead be payable in Euros and the amount so payable shall be determined by redenominating or converting such amount into Euros; provided, that to the extent any EMU Legislation provides that an amount denominated either in Euros or in the applicable Foreign Currency can be paid either in Euros or in the applicable Foreign Currency, each party to this Agreement shall be entitled to pay or repay such amount in Euros or in the applicable Foreign Currency.

    3.6.2  Increased Cost or Reduction in Return.  The Borrowers shall, at the
           -------------------------------------
request of the Agent, pay to the Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of Euros in any applicable state to the extent reasonably attributable to such Lender's obligations hereunder or for the credit which is the subject matter hereof; provided, however, that such Lender shall promptly notify the Borrowers of an event which might cause it to seek compensation. Each Lender that determines to seek compensation under this Section shall notify the Borrowers and the Agent of the circumstances that entitle the Lender to such compensation pursuant to this Section by issuing a certificate setting forth (a) the amount or amounts necessary to compensate such Lender, (b) describing the nature of the cost or reduction incurred by such Lender as a consequence thereof and (c) setting forth a reasonably detailed explanation of the calculation thereof; and this certificate shall be conclusive absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. The Borrower shall pay to such Lender or the Agent for credit to the account of the Lender, the amount shown as due on any such certificate within 10 days after receipt thereof. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation.

    3.6.3  Delay.  With respect to the payment of any amount denominated in
           -----
Euros or in any Foreign Currency, the Agent shall not be liable to the Borrowers or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the Euro Unit or, as the case may be, in any Foreign Currency) to the appropriate account or party. In this paragraph, "all relevant steps" mean all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of Euros.

            3.6.4  Inconsistent Convention or Practice. If the basis of accrual
                   -----------------------------------
      of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Euro Member shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of Euros, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Euro Member; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

            3.6.5  Amendment Regarding Changes in Currency. In addition, the
                   ---------------------------------------
      Borrowers and the Agent shall enter into negotiations in good faith, if and to the extent necessary, to amend this Agreement to reflect changes in currency resulting from the implementation of the EMU and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if such implementation and change had not occurred. The parties hereto acknowledge and agree that if, within sixty
      (60) days of the commencement of such negotiations, the Borrowers and the Agent fail to reach agreement regarding any such amendments, then the provisions of this Section 3.6 shall be deemed operative and, until such an agreement is reached, the obligations of the Lenders to make Multicurrency LIBOR Loans in Euros or any other Foreign Currency issued by a Euro Member shall be suspended. Except as provided in the foregoing provisions of this Section, no such implementation or change in currency nor any economic consequences resulting therefrom shall (a) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (b) discharge, excuse or otherwise affect the performance of any obligations of the Borrowers under this Agreement, any Notes or any other Loan Documents.

4.    Payment.
      -------

      4.1  Payment at Maturity.  On the Final Maturity Date or any accelerated
           -------------------
maturity of the Loan, the Borrowers will pay to the Agent for the account of the Lenders an amount equal to the Loan then due, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations then outstanding.

      4.2  Voluntary Payments.
           ------------------

           4.2.1  Voluntary Permanent Reduction or Termination. The Borrowers
                  --------------------------------------------
may, through an Authorized Representative and upon at least five Banking Days' prior written notice to the Agent, terminate in whole or permanently reduce in part, as of the date specified in the notice, any then unused portion of the Total Commitment, provided that each partial reduction shall be in the minimum principal amount of $5,000,000 (and an integral multiple of $1,000,000). Any partial reduction shall ratably reduce each Lender's Commitment.

           4.2.2  Voluntary Prepayments. The Borrowers may from time to time
                  ---------------------
     prepay all or any portion of the Loan, together with accrued interest thereon, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or such lesser amount as is then outstanding, or in the case of Multicurrency LIBOR Loans, the U.S. Dollar Equivalents thereof, without premium or penalty of any type (except as provided in Section 3.2.4 with respect to the early termination of LIBOR Pricing Options). The Parent will give the Agent at least one Banking Day prior notice of the Borrowers' intention to prepay a Base Rate Loan and at least three Banking Days prior notice of its intention to prepay a LIBOR Loan, specifying the date of payment, the total amount of the Loan to be paid on such date and the amount of interest to be paid with such prepayment.

     4.3  Mandatory Prepayments.  If at any time the amount of the Loan plus
          ---------------------
the Letter of Credit Exposure exceeds the Maximum Amount of Credit, the Borrowers shall immediately make a principal payment to the Agent for the account of the Lenders in an amount sufficient to reduce the aggregate amount of the Loan plus the Letter of Credit Exposure to less than or equal to the Maximum Amount of Credit. If at any time the aggregate outstanding Converted Principal Amount of the Multicurrency LIBOR Loans exceeds the Multicurrency Available Credit, the Borrowers shall immediately make a principal payment to the Agent for the account of the Lenders, in the applicable Foreign Currency, in an amount sufficient to reduce the Multicurrency LIBOR Loans to less than or equal to the Multicurrency Available Credit. If at any time the aggregate outstanding principal amount of the Swing Line Loans exceeds the Swing Line Available Credit, the Borrowers shall immediately make a principal payment to the Agent for the account of the Lenders in an amount sufficient to reduce the Swing Line Loans to less than or equal to the Swing Line Available Credit.

     4.4  Letters of Credit.  If, on the Final Maturity Date or any accelerated
          -----------------
maturity of the Credit Obligations, the Lenders will be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Borrowers will either:
                  (a) prepay such obligation by depositing with the Issuing Bank an amount of cash; or

                  (b) deliver to the Issuing Bank a standby letter of credit (designating the Issuing Bank as beneficiary and issued by a bank and on terms reasonably acceptable to the Agent and the Issuing Bank); or

                  (c) deliver to the Issuing Bank such other collateral as is acceptable to the Issuing Bank and the Required Lenders;

in each case in an amount equal to the portion of the Letter of Credit Exposure issued and outstanding for the account of the Borrowers at such date. Any such cash so deposited and the cash proceeds of any draw under any letter of credit so furnished, including any interest thereon, will be returned by the Issuing Bank to the Borrowers only when, and to the extent that, the amount of such cash held by the Issuing Bank exceeds the Letter of Credit Exposure at such time and no Default then exists; provided, however, that if an Event of Default occurs and the Credit Obligations
--------  -------
become or are declared immediately due and payable, the Issuing Bank may apply such cash, including any interest thereon, to the payment of any of the Credit Obligations as the Agent specifies.

    4.5  Reborrowing; Application of Payments, Etc.
         -----------------------------------------

         4.5.1  Reborrowing.  The amounts of the Loan prepaid pursuant to
                -----------
    Section 4.2.2 may be reborrowed from time to time prior to the Final Maturity Date in accordance with Section 2, subject to the limits set forth therein.

         4.5.2 Order of Application. Any prepayment of the Loan will be applied
               --------------------
    first to the portion of the Loan not then subject to LIBOR Pricing Options, then the balance of any such prepayment will be applied to the portion of the Loan then subject to LIBOR Pricing Options, in the chronological order of the respective maturities thereof (or as an Authorized Representative may otherwise specify in writing), together with any payments required by
    Section 3.2.4.

         4.5.3 Principal Payments. All payments of principal hereunder will be
               ------------------
    made to the Agent at the Denver Office for the account of the Lenders in accordance with the Lenders' respective Percentage Interests, in the applicable Foreign Currency, in the case of Multicurrency LIBOR Loans, or in United States Dollars, in the case of all other Loans, in same day or immediately available funds not later than 12:00 noon (Denver time) on the date due; provided, however, that at the request of the Agent, payments of
              --------  -------
    principal on Multicurrency LIBOR Loans will be made in the applicable Foreign Currency in immediately available funds to such account at such bank as the Agent may designate to the Parent from time to time, no later than 12:00 noon local time in the place where such bank is located on the due date.

    4.6 Sharing of Payments, Etc. If any Lender obtains at any time any payment
        ------------------------
(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Credit Obligations due and payable to such Lender hereunder and under the Revolving Credit Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Credit Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Credit Obligations due and payable to all Lenders hereunder and under the Revolving Credit Notes at such time) of payments on account of the Credit Obligations due and payable to all Lenders hereunder and under the Revolving Credit Notes at such time obtained by all the Lenders at such time or
(b) on account of Credit Obligations owing (but not due and payable) to such Lender hereunder and under the Revolving Credit Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Credit Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Credit Obligations owing (but not due and payable)
to all Lenders hereunder and under the Revolving Credit Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Revolving Credit Notes at such time obtained by all of the Lenders at such time, such Lender will forthwith purchase from the other Lenders such participations in the Credit Obligations due and payable or owing to them, as the case may be, as will be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however,
                                                              --------  -------
that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender will be rescinded and such other Lender will repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

5.  Appointment of the Parent; Authorized Representatives.
    -----------------------------------------------------

    In order to facilitate and ensure prompt and accurate communication between the Borrowers and the Lenders, the Borrowers hereby appoint the Parent as the Borrowers' agent for purposes of communicating to and receiving communications from the Agent and the Lenders. On the Initial Closing Date, and from time to time subsequent thereto at the Parent's option, the Parent will deliver to the Agent a written notice in the form of Exhibit 5, which designates by name each
                                      ---------
Authorized Representative and includes each of their respective specimen signatures (each, a "Notice of Authorized Representatives"). The Agent will be entitled to rely conclusively on the authority of each officer or employee designated as an Authorized Representative in the most current Notice of Authorized Representatives delivered by the Parent to request borrowings and select interest rate options hereunder, and to give to the Agent such other notices as are specified herein as being made through an Authorized Representative, until such time as the Parent has delivered to the Agent, and the Agent has actual receipt of, a new written Notice of Authorized Representatives. The Agent will have no duty or obligation to the Borrowers to verify the authenticity of any signature appearing on any written notice from an Authorized Representative or to verify the authenticity of any Person purporting to be an Authorized Representative giving any telephone notice permitted hereby.

6.  Subsidiary Guarantees.
    ---------------------

    All of the Borrowers' obligations under the Credit Documents will be guaranteed by the Material Subsidiaries pursuant to a Subsidiary Guarantee substantially identical to the form of Subsidiary Guarantee attached as Exhibit
                                                                        -------
6.
-

7.  Joint and Several Liability; Rights of Contribution.
    ---------------------------------------------------

    7.1  Acknowledgements.  Each Borrower states and acknowledges that:  (i)
         ----------------
pursuant to this Agreement, the Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of the Lenders hereunder and a desire of the Borrowers that each Borrower execute and deliver to the Lenders this Agreement; and (iv) the Borrowers have requested and bargained for the structure and terms of the credit contemplated by this Agreement.

    7.2  Joint and Several Liability.  Each Borrower hereby irrevocably and
         ---------------------------
unconditionally: (i) agrees that it is jointly and severally liable to the Lenders for the full and prompt payment of the Credit Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms of the Credit Documents; (ii) agrees to fully and promptly perform all of its obligations under the Credit Documents with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify the Lenders on demand for and against any loss incurred by the Lenders as a result of any of the obligations of any one or more of the Borrowers under the Credit Documents being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the Lenders or any Person, the amount of such loss being the amount which the Lenders would otherwise have been entitled to recover from any one or more of the Borrowers. Each Borrower hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower with respect to the payment and performance of all of the Credit Obligations. If and to the extent that any Borrower fails to make any payment with respect to Credit Obligations as and when due or to perform any of its obligations in accordance with the terms of the Credit Obligations, then in each such event the other Borrowers will make such payment with respect to, or perform, such obligations.

    7.3  Absolute and Unconditional Obligations. The joint and several
         --------------------------------------
liability of each Borrower for the Credit Obligations is absolute and unconditional irrespective of and is not subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and is not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Credit Obligations. Without limiting the generality of the foregoing, the obligations of each Borrower will not be discharged or impaired or otherwise affected by:

             (a) any change in the manner, place or terms of payment or performance and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Credit Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from any Credit Document, including any increase in the Credit Obligations resulting from the extension of additional credit to any of the Borrowers;

             (b) any sale, exchange, release, surrender, realization upon any property at any time pledged or mortgaged to secure any of the Credit Obligations, and/or any offset, or failure to perfect, or continue the perfection of, any Lien, or any amendment or waiver of or consent to departure from any Guarantee for any of the Credit Obligations;

             (c) the failure of the Agent or any other Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Person under the provisions of any Credit Document;

             (d) any settlement or compromise of any Credit Obligation, any security therefor or any liability incurred directly or indirectly in respect thereof, and any subordination of the payment of any part thereof to the payment of any obligation (whether due or not) of any other Borrower to creditors of such other Borrower;

             (e) any manner of application of any collateral for the Credit Obligations or proceeds thereof, to any of the Credit Obligations, or any manner of sale or other disposition of any such collateral for all or any of the Credit Obligations or any other assets of any Borrower;

             (f) any change, restructuring or termination of the existence of any Borrower; or

             (g) any other agreement or circumstance of any nature whatsoever that might in any manner or to any extent vary the risk of any Borrower, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the obligations of any Borrower, or a defense to, or discharge of, any Borrower or any other Person relating to any of the Credit Obligations.

     7.4  Continuation.  The joint and several liability of the Borrowers will
          ------------
continue in full force and effect notwithstanding any consolidation, merger, dissolution or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower.

     7.5  Rights of Contribution.  It is the intent of each Borrower that the
          ----------------------
indebtedness, obligations and liability hereunder of each one of them shall not be subject to challenge on any basis. Accordingly, as of the date hereof, the liability of each Borrower under the Credit Documents, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in an amount sufficient to pay its probable net liabilities (including contingent liabilities) as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end, each Borrower hereby (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that the Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this
Section 7.5 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of its joint and several obligations hereunder.

8.   Conditions to Extending Credit.
     ------------------------------

     8.1 Conditions on Initial Closing Date. The obligations of the Lenders to
         ----------------------------------
make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 8.1, as well as the further conditions in Section 8.2.

         8.1.1 Executed Credit Documents. The Borrowers shall have duly executed
               -------------------------
and delivered to the Agent (i) this Agreement, (ii) a Revolving Credit Note for each Lender, (iii) a Swing Line Note for the Swing Line Lender, and (iv) all other Credit Documents, each in form and substance reasonably acceptable to the Agent.

         8.1.2 Legal Opinion. On the Initial Closing Date, the Lenders shall
               -------------
have received from counsel for the Borrowers, counsel's opinion with respect to the transactions contemplated by the Credit Documents, which opinion shall be in form and substance satisfactory to the Agent.

           8.1.3 Subsidiary Guarantees. Each Material Subsidiary shall have duly
                 ---------------------
     authorized, executed and delivered to the Agent a Subsidiary Guarantee in substantially the form of Exhibit 6.
                               ---------

           8.1.4 Due Diligence. The Agent shall be reasonably satisfied with the
                 -------------
     results of its due diligence review of the Borrowers and each of the Obligors, including three year financial projections and corporate legal structure.

           8.1.5 Financial Statements. Each of the Lenders shall have received
                 --------------------
     the Parent's consolidated financial statements for the quarter ending March 31, 1999, certified by a Financial Officer, and each of the Lenders shall be reasonably satisfied with the results and financial condition shown in such financial statements.

           8.1.6 Proper Proceedings. This Agreement, each other Credit Document
                 ------------------
     and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

           8.1.7 General. All legal and corporate proceedings in connection with
                 -------
     the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents, including certified copies of the Charter and Bylaws of each Borrower and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

           8.1.8 Commercial Paper Facility. The Agent has approved the principal
                 -------------------------
     terms of the Commercial Paper Facility.

     8.2   Conditions to Each Extension of Credit. The obligations of the
           --------------------------------------
Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

           8.2.1 Officer's Certificate. The representations and warranties
                 ---------------------
     contained in Section 10 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no event or circumstance exists which can be reasonably expected to have a Material Adverse Effect shall have occurred since December 31, 1998; and the Parent shall have furnished to the Agent on the

     Closing Date a certificate to these effects, in substantially the form of
     Exhibit 8.2.1 if a Revolving Credit Loan or a Swing Line Loan is requested,
     -------------
     and in substantially the form of Exhibit 2.4.2 if a Letter of Credit is
                                      -------------
     requested, in each case signed by a Financial Officer.

           8.2.2 Legality, Etc. The making of the requested extension of credit
                 -------------
     shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Borrowers are required to reimburse the Lenders under
     Section 3.5.2), or (b) be prohibited by any Legal Requirement.

9.   Covenants.  The Borrowers covenant that, until all of the Credit
     ---------
Obligations have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document have been irrevocably terminated, the Borrowers will comply with the following provisions:

     9.1  Conduct of Business, etc.
          ------------------------

          9.1.1  Types of Business. Each Borrower, its Subsidiaries and any
                 -----------------
     Joint Venture in which any of such Persons participates will engage only in the types of business activities in which the Borrowers, their Subsidiaries and their Joint Ventures engage as of the date of this Agreement.

          9.1.2  Statutory Compliance.  Each Borrower will, and will cause its
                 --------------------
     Subsidiaries to, comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, unless failure to comply would not have a Material Adverse Effect.

     9.2  Insurance.  Each Borrower will maintain with financially sound and
          ---------
reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability and environmental risk insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers' compensation
            --------  -------
insurance or similar insurance with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction, and will cause each Subsidiary to maintain such insurance unless the Subsidiary's failure to maintain the insurance would not have a Material Adverse Effect.

     9.3  Fiscal Year; Financial Statements, Etc.
          ---------------------------------------

          9.3.1  Date of Annual Financial Statements. The annual Consolidated
                 -----------------------------------
     financial statements of the Parent will be dated as of December 31 in each year.

     9.3.2 Annual Financial Statements. The Parent will furnish to the Lenders
           ---------------------------
as soon as available, and in any event within 105 days after the end of each fiscal year, the Consolidated balance sheets and statements of income, retained earnings and cash flow of the Parent as at the end of such fiscal year (in reasonable detail), setting forth in comparative form the corresponding figures for the previous fiscal year (provided that so long as the Parent is a reporting company under the Securities Exchange Act of 1934, as amended, it may satisfy this requirement by furnishing to the Lenders copies of its Annual Report on Form 10-K or successor form and all exhibits thereto), accompanied by:

           (a) Reports of Arthur Andersen LLP (or, if they cease to be auditors of the Parent and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Required Lenders) (the "Auditors") stating that such financial statements have been prepared in accordance with GAAP and fairly present the Consolidated financial position and results of operations of the Parent as at the end of and for such fiscal year, and without an explanatory paragraph for a going concern uncertainty, together with (i) a certificate of the Auditors to the Lenders stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such Auditors in accordance with generally accepted auditing standards, such Auditors obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such Auditors, a Default has occurred and is continuing, a statement as to the nature thereof, and (ii) a schedule in form satisfactory to the Agent of the computations used by such Auditors in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 9.4, 9.5, 9.6 and 9.7.

           (b) A certificate of the Parent signed by a Financial Officer to the effect that the Financial Officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such Financial Officer has such knowledge, specifying such Default and the nature thereof, and what action the Borrowers have taken, are taking or propose to take with respect thereto, together with a schedule, in form satisfactory to the Agent, of the computations used by the Parent in determining compliance with the covenants contained in Sections 9.4, 9.5, 9.6 and 9.7.

     9.3.3 Quarterly Financial Statements. The Parent will furnish to the
           ------------------------------
Lenders as soon as available and, in any event, within 55 days after the end of each of the first three fiscal quarters of the Parent, the internally prepared Consolidated balance sheets and statements of income, retained earnings and cash flow of the Parent as of the end of such fiscal quarter, in all comparative form (provided that so long as the Parent is a reporting company under the Securities Exchange Act of 1934, as amended, it may satisfy this requirement by furnishing to the Lenders copies of its Quarterly Reports on Form 10-Q or successor form and all exhibits thereto), accompanied by a certificate of the Parent signed by a

Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP (subject to normal year-end adjustments) such Financial Officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such Financial Officer has such knowledge, specifying such Default and the nature thereof and what action the Borrowers have taken, are taking or propose to take with respect thereto, together with a schedule in form satisfactory to the Agent, of the computations by the Parent in determining compliance with the covenants contained in Sections 9.4, 9.5, 9.6 and 9.7.

     9.3.4  Projections.  The Parent will furnish to the Lenders as soon as
            -----------
available and, in any event within 105 days after the end of each fiscal year of the Parent, projections of Consolidated financial statements for the Parent for the next fiscal year, in a form and in sufficient detail acceptable to the Agent.

     9.3.5 Notice of Litigation, Defaults, Etc. The Borrowers will promptly
           -----------------------------------
furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by any Obligor of more than $5,000,000, or (b) which has, or creates a material risk of having, a Material Adverse Effect. Promptly upon acquiring knowledge thereof, the Borrowers will notify the Lenders of the existence of any Default or event which creates a material risk of a Material Adverse Effect, specifying the nature thereof and what action the Borrowers have taken, are taking or propose to take with respect thereto.

     9.3.6 Other Information.  The Parent will maintain accurate books, accounts
           -----------------
and records of the financial affairs of the Parent and its Subsidiaries sufficient to permit the preparation of financial statements therefrom in accordance with GAAP and will prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof. The Parent will provide copies to the Agent, promptly after the sending, making available or filing of all reports and financial statements which the Parent sends or makes available to its stockholders, and all registration statements and amendments thereto, and all reports on Form 8-K or any similar form hereafter in use which the Parent files with the Securities and Exchange Commission. From time to time at reasonable intervals upon the request of any authorized officer of any Lender, each Borrower and its Subsidiaries will furnish to the Agent such other information regarding the business, assets, financial condition, income or prospects of the Borrowers and their Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any Borrower or its Subsidiaries is party. The Lenders' authorized officers and representatives will have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of each

     Borrower and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

     9.4  Consolidated Net Worth.  Consolidated Net Worth will at all times
          ----------------------
exceed $65,000,000, plus 80% of Consolidated Net Income for each fiscal quarter after 1998, excluding any fiscal quarters in which Consolidated Net Income is negative.

     9.5  Current Ratio. The Parent will at all times maintain a Current Ratio
          -------------
of not less than 1.20 to 1.00.

     9.6  Interest Coverage Ratio. The Parent will maintain as of the last day
          -----------------------
of each fiscal quarter a ratio of EBIT to Interest Expense for the four consecutive fiscal quarters ended as of such day of not less than 2.00 to 1.00.

     9.7  Leverage Ratio.  The Parent will maintain as of the last day of each
          --------------
fiscal quarter a ratio of Total Funded Debt to EBITDA for the four consecutive fiscal quarters ended as of such day of not more than 3.75 to 1.00.

     9.8  Profitable Operations. The Parent and its Subsidiaries will not
          ---------------------
sustain a net loss on a Consolidated basis for any four consecutive fiscal quarter period.

     9.9  Year 2000 Compliance. Each Borrower will take as part of its Year
          --------------------
2000 Compliance program, all reasonable and prudent steps to ensure that its computer systems and programs are Year 2000 Compliant as soon as practicable and, in any event, before the later of December 31, 1999 and the date any particular system or program is scheduled to be in operation.

     9.10 Indebtedness.  Neither any Borrower nor any of its Significant
          ------------
Subsidiaries will create, incur, assume or otherwise become or remain liable with respect to any Indebtedness (or become contractually committed do so), except the following:

          9.10.1  Indebtedness in respect of the Credit Obligations;

          9.10.2 Indebtedness outstanding and lines of credit available on the date hereof and described in Exhibit 9.10, and all renewals and extensions
                                  ------------
     thereof not in excess of the amount thereof outstanding, together with all prepayment fees, penalties and expenses in respect of such Indebtedness, immediately prior to such renewal or extension;

          9.10.3  Key Employee Notes;

          9.10.4 Contingent obligations with respect to performance guarantees and surety bonds incurred in the ordinary course of business and of a type and amount consistent with past practices of the Borrowers and their Subsidiaries;

           9.10.5 Intercompany loans made by and between the Parent and its Subsidiaries in connection with the internal cash management system maintained by the Parent and its Subsidiaries substantially as in effect on the date of this Agreement, or guarantees by the Parent of Indebtedness of Subsidiaries to the extent necessary to support the normal operating activities of such Subsidiaries;

           9.10.6 Indebtedness of the Parent resulting from the private placement of long-term senior unsecured notes; provided, however, the
                                                    --------  -------
     Parent will be required to provide to the Lenders satisfactory evidence that on a pro forma basis after the issuance of the senior unsecured notes, no Default will exist and that the Borrowers would remain in compliance with the covenants set forth in Section 9.4, 9.5, 9.6, 9.7 and 9.8, upon the occurrence of an additional $1.00 of Indebtedness;

           9.10.7 Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business;

           9.10.8 Indebtedness in respect of the Commercial Paper Facility and all renewals and extensions thereof not in excess of $30,000,000;

           9.10.9 Indebtedness arising from judgments that do not cause an Event of Default;

           9.10.10 Indebtedness arising from the Parent's issuance of commercial paper pursuant to the Commercial Paper Documents, provided that the
                                                       --------
     principal amount of Indebtedness under such commercial paper issued by the Parent shall at no time exceed the unused portion of the maximum amount of credit under the Commercial Paper Facility;

           9.10.11 Indebtedness of any Subsidiary which becomes a Significant Subsidiary after the date of this Agreement to the extent that such Indebtedness is outstanding or is available under a line of credit as of the date such Subsidiary becomes a Significant Subsidiary, and all renewals and extensions thereof not in excess of the amount thereof outstanding, together with all prepayment fees, penalties and expenses in respect of such Indebtedness, immediately prior to such renewal or extension;

           9.10.12 Indebtedness assumed in connection with Permitted Acquisitions to the extent permitted in the definition of Permitted Acquisitions; and

           9.10.13 Other Indebtedness in an aggregate principal amount not in excess of $10,000,000.

     9.11  Liens.  Neither any Borrower nor any of its Significant Subsidiaries
           -----
will create, incur or enter into, or suffer to be created or incurred or to exist, any Lien that secures Indebtedness or Taxes (or become contractually committed to do so), except the following:

           9.11.1  Liens that secure the Credit Obligations;

           9.11.2 Liens to secure Taxes, assessments and other governmental charges, to the extent that payment thereof will not at the time be required or will be contested in good faith by appropriate proceedings with appropriate reserves being taken thereafter;

           9.11.3 Liens securing Indebtedness permitted by Section 9.10.2 and 9.10.11;

           9.11.4  Liens securing Indebtedness permitted by Section 9.10.13;

           9.11.5 Liens in effect on the date hereof and described in the Parent's Consolidated financial statements for the quarter ending March 31, 1999, provided that no such Lien shall extend to any property other than the property subject to such Lien on the date of this Agreement;

           9.11.6 Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics, warehousemen's, carrier, landlord's and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

           9.11.7 Pledges or deposits made in the ordinary course of business to secure payment of workers compensation insurance, unemployment insurance, pension or social security programs;

           9.11.8 Easements, rights of way, restrictions (including zoning restrictions, matters of plat, minor defects or irregularities in title) and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

           9.11.9  Judgment Liens that would not constitute an Event of Default;

           9.11.10 Liens arising by virtue of any statutory of common law provisions relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution; and

           9.11.11 Liens assumed in connection with Permitted Acquisitions to the extent permitted under the definition of Permitted Acquisitions.

      9.12  Transactions with Affiliates.  Neither any Borrower nor any of its
            ----------------------------
Subsidiaries will effect any transaction with any of their respective Affiliates on a basis less favorable to such Borrower or its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate; provided,
                                                                 --------
however, that such restriction shall not apply to interest rates charged on
-------
intercompany obligations under the internal cash management system maintained by the Parent and its Subsidiaries substantially as in effect on the date of this Agreement.

      9.13  Environmental Laws.
            ------------------

            9.13.1 Compliance with Law and Permits. Each Borrower will, and will
                   -------------------------------
      cause its Subsidiaries to (unless a failure by the Subsidiary would not have a Material Adverse Effect) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

            9.13.2 Notice of Claims, Etc. Each Borrower will immediately notify
                   ---------------------
      the Agent, and provide copies upon receipt, of all written material claims, complaints, notices or inquiries from governmental authorities relating to the condition of the facilities and properties of the Borrowers and their Subsidiaries or compliance with Environmental Laws. The Borrowers will promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to material compliance with Environmental Laws by the Borrowers, and the Borrowers will cause each Subsidiary to cure and have dismissed such actions and proceedings relating to material compliance with Environmental Laws by the Subsidiaries unless the Subsidiary's failure to cure and have dismissed such actions and proceedings would not have a Material Adverse Effect.

      9.14  Bonuses and Profit Sharing. No Borrower or its Subsidiaries will
            --------------------------
pay bonuses or amounts as profit sharing in any year which exceed 95% of the Parent's Consolidated pre-tax and pre-bonus net income for the immediately preceding fiscal year.

      9.15  Payment of Taxes, Etc. Each Borrower will, and will cause each of
            ---------------------
its Subsidiaries to (unless a failure by the Subsidiary would not have a Material Adverse Effect), pay and discharge, before the same become delinquent,
(i) all Taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that unless and until any
                                 --------  -------
Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors, no payment will be required if such Tax, assessment, charge, levy or claim is being contested in good faith and by proper proceedings.

     9.16  Preservation of Existence, Etc.   Each Borrower will preserve and
           ------------------------------
maintain, and will cause each of its Subsidiaries to (unless a failure by the Subsidiary would not have a Material Adverse Effect), preserve and maintain, its existence, legal structure, state of incorporation, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises;

provided, however, that (A) a Borrower and its Subsidiaries may consummate any
--------  -------
merger or consolidation permitted Section 9.19, and (B) a Borrower and any of its Subsidiaries may change its legal name so long as the Agent is given notice of such change at least 30 days in advance, and such change will not otherwise have any Material Adverse Effect.

     9.17  Compliance with Terms of Leaseholds.  Each Borrower will, and will
           -----------------------------------
cause each of its Subsidiaries to, make all payments and otherwise perform all obligations in respect of all leases of real property to which it is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Agent of any default by any party with respect to such leases, unless the failure to do so would not have a Material Adverse Effect.

     9.18  Material Subsidiaries.   Within 30 days after the formation of any
           ---------------------
Material Subsidiary or the date on which any Subsidiary otherwise first becomes a Material Subsidiary, cause such Subsidiary to execute and deliver to the Agent a Subsidiary Guarantee (and if any Subsidiary that has been a Material Subsidiary is no longer a Material Subsidiary for a period of 12 consecutive months and if no Event of Default has occurred and is continuing, the Subsidiary Guarantee of such former Material Subsidiary will be terminated).

     9.19  Mergers, Etc.  The Borrowers will not merge into or consolidate with
           ------------
any Person or permit any Person to merge into it, or consolidate, reorganize or recapitalize, or permit any of their Significant Subsidiaries to do so, except in connection with Permitted Acquisitions permitted under Section 9.21.6, in connection with mergers among the Borrowers and their Subsidiaries provided that a Borrower is the surviving entity , and in connection with mergers among Subsidiaries of the Borrowers.

     9.20  Sales, Etc of Assets. The Borrowers will not sell, lease, transfer
           --------------------
or otherwise dispose of, or permit any of its Material Subsidiaries to sell, lease, transfer or otherwise dispose of, any of its assets (including, without limitation, any capital stock of any Subsidiary of a Borrower), or grant any option or other right to purchase, lease or otherwise acquire any assets, except:
------

           9.20.1 Sales of inventory in the ordinary course of its business or sales of contracts in the ordinary course of business provided that gross revenues from those contracts sold during any fiscal year are not greater than 5% of the Consolidated Annual Revenues of the Parent for the preceding fiscal year;

           9.20.2 The sale or other disposition of obsolete, worn out or materially damaged or defective property or equipment in the ordinary course of business; and

           9.20.3 Sale/leasebacks of property (whether real or personal or mixed) with an aggregate fair market value of up to $5,000,000.

     9.21  Investments.  The Borrowers will not make or hold, or permit any of
           -----------
their Significant Subsidiaries to make or hold, any Investment in any Person other than:
----------

           9.21.1  Investments in another Obligor;

           9.21.2 Cash Equivalents in the ordinary course of business pursuant to the Parent's usual and customary cash management policies and procedures;

           9.21.3  Investments existing on the date hereof and described on
     Exhibit 9.21;
     ------------

           9.21.4  Investments permitted by Section 9.10;

           9.21.5 Investments in the nature of Joint Ventures or Subsidiaries in the ordinary course of their business and in a manner consistent with their past practices; and

           9.21.6 Permitted Acquisitions with an aggregate cash purchase price of less than $50,000,000 in any calendar year; provided that the Lenders
                                                    --------
     will not unreasonably withhold their consent to additional Permitted Acquisitions.

     9.22  Distributions, Etc.   No Borrower will purchase, redeem, retire,
           ------------------
defease or otherwise acquire for value any of its ownership interests or any warrants, rights or options to acquire such ownership interests, now or hereafter outstanding, return any capital to its stockholders, partners or members, as such, declare or make any Distribution (including, without limitation, any Distribution of cash or other assets, certificated or uncertificated ownership interests, warrants, rights, options, obligations or securities), or permit any of its Subsidiaries to make any Distributions or to purchase, redeem, retire, defease or otherwise acquire for value any ownership interests of a Borrower or any other Subsidiary of a Borrower or any warrants, rights or options to acquire such ownership interests; provided, however, that
                                                       --------  -------
(i) any Subsidiary of a Borrower may make a Distribution to such Borrower, (ii) any Joint Venture may make a Distribution to any Borrower; (iii) any Subsidiary or Joint Venture may make a Distribution to its stockholders and partners on a pro rata basis; (iv) the Parent may repurchase its common stock in accordance with the stock repurchase provisions set forth in the Parent's Bylaws as those Bylaws are in effect as of the date of this Agreement or, after their adoption, in the Parent's proposed Bylaws attached as Exhibit 9.22; and (v) the Parent may
                                            ------------
repurchase its common stock on the internal market to balance the supply and demand for common stock between buyers and sellers.

         9.23  Limits on Capital Expenditures.  The Borrowers will not make,
               ------------------------------
or permit any of their Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrowers and their Subsidiaries in any fiscal year to exceed $15,000,000.

         9.24  Charter and Bylaws Amendments.  No Borrower will amend, or
               -----------------------------
permit any of its Subsidiaries to amend, its Charter or Bylaws in any way that would have a Material Adverse Effect.

         9.25  Prepayments, Etc. of Indebtedness.  No Borrower will prepay,
               ---------------------------------
redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness in excess of $3,000,000 in the aggregate in any fiscal year; provided, however, that the provisions of this Section 9.25
                    --------  -------
will not apply to (i) the prepayment of the Loans in accordance with the terms of this Agreement, (ii) to the prepayment of the Indebtedness in respect of the Commercial Paper Facility permitted under Section 9.10.8 in accordance with the terms of the Commercial Paper Facility, or (iii) the prepayment of obligations under the Borrowers' internal cash management system substantially similar to the system in effect on the date of this Agreement.

         9.26  Preservation of Rights and Properties.  Each Borrower will, and
               -------------------------------------
will cause its Subsidiaries to (unless a failure by a Subsidiary would not have a Material Adverse Effect), maintain and preserve the existence of the Borrowers and their Subsidiaries and all material public rights, privileges and franchises now enjoyed, and conduct their business in an orderly, efficient and customary manner.

         9.27  Payment of Obligations.  Each Borrower will, and will cause its
               ----------------------
Subsidiaries to (unless a failure by a Subsidiary would not have a Material Adverse Effect), pay all material obligations at maturity, except such as may be contested in good faith or as to which a bona fide dispute may exist.

         9.28  Maintenance of Properties.  Each Borrower will, and will cause
               -------------------------
its Subsidiaries to, maintain its properties in good repair, working order and condition and from time to time make repairs, renewals, replacements, additions and improvements thereto, except to the extent failure to maintain such properties would not have a Material Adverse Effect. Each Borrower will, and will cause its Subsidiaries to (unless a failure by a Subsidiary would not have a Material Adverse Effect), comply at all times in all material respects with the provisions of all material licenses, leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being at the time contested in good faith by appropriate proceedings.

         9.29  ERISA.  As soon as possible and in any event within 30 days
               -----
after any Borrower knows or has reason to know that any ERISA Event (as defined in Title IV of ERISA) with respect to any Plan has occurred, the Borrowers will deliver to the Agent a statement of the Parent's Financial Officer setting forth details as to such ERISA Event and the action which it proposes to take with respect thereto, together with a copy of the notice of such ERISA Event to the Pension Benefit Guaranty Corporation. As soon as possible and in event within 30 days after receipt thereof by any Borrower or, to the extent a Borrower has knowledge thereof, by any ERISA Group Person, the Borrowers will deliver to the Agent copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer a Plan. As soon as possible and in event within 30 days after receipt thereof by any Borrower or, to the extent a Borrower has knowledge thereof, by any ERISA Group Person from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of withdrawal liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan, or (iii) the amount of liability incurred, or that may be incurred, by such Borrower or ERISA Group Person in connection with any event described in clause (i) or (ii).

         9.30  Ownership of the Borrowers.  The Parent, or a direct Material
               --------------------------
Subsidiary of the Parent, will at all times own at least 80% of the outstanding equity of each Borrower (other than the Parent).

         9.31  Pari Passu.  The Credit Obligations of the Borrowers under the
               ----------
Credit Documents shall at all times rank at least pari passu with all other Indebtedness of the Borrowers, except to the extent permitted by Section 9.11.

10.      Representations and Warranties.  In order to induce the Lenders to
         ------------------------------
extend credit to the Borrowers hereunder, each Borrower jointly and severally represents and warrants as follows:

         10.1  Organization and Business.
               -------------------------

               10.1.1  Legal Status.  Each Borrower is a duly organized and
                       ------------
         validly existing corporation, in good standing (except in jurisdictions that do not recognize good standing) under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party and (b) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charters and Bylaws of each Borrower have been previously delivered to the Agent and are correct and complete;

               10.1.2  Material Subsidiaries.  Each Material Subsidiary of the
                       ---------------------
         Borrowers is duly organized, validly existing and in good standing (except in jurisdictions that do not recognize good standing) under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and may perform each Credit Document to which it is party and (b) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and Bylaws of each Material Subsidiary of the Borrowers have been previously delivered to the Agent and are correct and complete. Exhibit 10.1, as from time
                                                 ------------
         to time hereafter supplemented, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with Section 9.3,
         (i) the name, address of the chief executive office, and jurisdiction of organization of each Material Subsidiary of the Borrowers, and (ii) the name of each Material Subsidiary.

               10.1.3  Qualification.  Each Borrower and each Material
                       -------------
         Subsidiary is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing (except in jurisdictions that do not recognize good standing) in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed would not in the aggregate have a Material Adverse Effect.

         10.2  Financial Statements and Other Information.  The Borrowers have
               ------------------------------------------
previously furnished to the Lenders copies of the Consolidated financial statements of the Parent as at December 31, 1998. Such financial statements were prepared in accordance with GAAP and fairly present the Consolidated financial position of the Parent at the date thereof.

         10.3  No Material Adverse Effect.  Since December 31, 1998, no event
               --------------------------
has occurred which can be reasonably expected to have a Material Adverse Effect. Since December 31, 1998, (a) neither the Parent nor any of its Subsidiaries has incurred any obligations, contingent or non-contingent liabilities, long-term leases or unusual forward or long-term commitments (other than the Credit Obligations) which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by the Parent or any of its Subsidiaries or has become binding upon the Parent's or any of its Subsidiaries' assets and no law or regulation applicable to the Parent or any of its Subsidiaries has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) neither the Parent nor any of its Subsidiaries is in default and, to the best of the Borrowers' knowledge, no third party is in default, under any material contract, lease or agreement, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         10.4  Operations in Conformity with Law, Etc.  The operations of each
               --------------------------------------
Borrower and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is any Borrower or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of a Material Adverse Effect. The Borrowers have received no notice of any such violation or default and have no knowledge of any basis on which the operations of the Borrowers or their Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held to violate or to give rise to any such violation or default.

         10.5  Litigation.  No litigation, at law or in equity, or any
               ----------
proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Borrowers, threatened which involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Effect or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds any Borrower or any of its Subsidiaries which has resulted, or creates a material risk of resulting, in any Material Adverse Effect.

         10.6  Authorization and Enforceability.  Each Obligor has taken all
               --------------------------------
corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of any Obligor is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which any Obligor is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

         10.7  No Legal Obstacle to Agreements.  Neither the execution and
               -------------------------------
delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement or instrument contemplated by this Agreement or any other Credit Document, has constituted or resulted in or shall constitute or result in:

                       (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Borrower, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or Bylaws of any Borrower, any of its Subsidiaries or any other Obligor;

                       (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any Borrower, any of its Subsidiaries or any other Obligor;

                       (c) the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of any Borrower, any of its Subsidiaries or any other Obligor; or

                       (d) any redemption, retirement or other repurchase obligation of any Borrower, any of its Subsidiaries or any other Obligor under any Charter,

         By-law, agreement, instrument, deed or lease. No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any Borrower, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder or the guaranteeing of the Credit Obligations.

         10.8  Tax Returns.  Each Borrower (and, to the extent failure would
               -----------
have a Material Adverse Effect, its Subsidiaries) has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all Taxes which have or may become due pursuant to such returns or to any assessment received by it, other than Taxes and assessments being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

         10.9  Environmental Regulations.
               -------------------------

               10.9.1  Environmental Compliance.  Each Borrower and its
                       ------------------------
         Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of any Borrower or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which any Borrower or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Effect.

               10.9.2  Environmental Litigation.  No suit, claim, action or
                       ------------------------
         proceeding of which any Borrower or any of its Subsidiaries has been given notice or otherwise has knowledge is now pending before any court, governmental agency or board or other forum, or to a Borrower's or any of its Subsidiaries' knowledge, threatened by any Person (nor to the knowledge of each Borrower and its Subsidiaries, does any factual basis exist therefor) for, and neither any Borrower nor any of its Subsidiaries have received written correspondence from any federal, state or local governmental authority with respect to:

                       (a) noncompliance by any Borrower or any of its Subsidiaries with any Environmental Law;

                       (b) personal injury, wrongful death or other tortious conduct relating tomaterials, commodities or products used, generated, sold, transferred or manufactured by any Borrower or any of its Subsidiaries (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

                       (c) the release into the environment by Borrower or any of its Subsidiaries of any: Hazardous Material generated by a Borrower or any of its Subsidiaries whether or not occurring at or on a site owned, leased or operated by any Borrower or any of its Subsidiaries.

               10.10   Plans.  Each Plan (other than a Multiemployer Plan) and,
                       -----
to the knowledge of each Borrower and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. Each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Exhibit 10.10. Each ERISA Group Person has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the knowledge of the Borrowers and their Subsidiaries, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

               10.11   Consents or Approvals.  No consent or approval of any
                       ---------------------
trustee, issuer or holder of any Indebtedness or obligations of any Borrower or its Subsidiaries, and no consent, permission, authorization, order or license of any Governmental Authority, is necessary in connection with the execution and delivery of the Credit Documents or any transaction contemplated by the Credit Documents.

               10.12   No Liens. Each Borrower and its Significant
                       --------
Subsidiaries owns its property free and clear of Liens, except Liens permitted by Section 9.11.

               10.13   Business Authorizations.  Each Borrower and its Material
                       -----------------------
Subsidiaries possesses all patents, patent rights or licenses, trademarks, trademark rights, trade names or trade name rights and copyrights required to conduct its business in all material respects as now conducted without material conflict with the rights or privileges of others.

               10.14   Year 2000 Compliance.  Each Borrower and its Material
                       --------------------
Subsidiaries has taken as part of its Year 2000 Compliance program, or will take by the scheduled date as part of its Year 2000 Compliance Program as in effect as of the date of this Agreement, all reasonable and prudent steps to ensure that its computer systems and programs are Year 2000 Compliant.

               10.15   Disclosure.  Neither this Agreement nor any other Credit
                       ----------
Document to be furnished to the Lenders by or on behalf of the Borrowers and their Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         10.16 Solvency.  Each Borrower is Solvent, and, after consummation of
               --------
the transactions contemplated by this Agreement, will be Solvent.

11.      Defaults.
         --------

         11.1  Events of Default.  The following events are referred to as
               -----------------
"Events of Default":
 -----------------

               11.1.1  Payment.  The Borrowers fail to make any payment in
                       -------
         respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same becomes due and payable, and such failure continues for a period of three Banking Days, or (b) any Credit Obligation with respect to payments made by the Issuing Bank under any Letter of Credit or any draft drawn thereunder within three Banking Days after demand therefor by the Agent or (c) principal of any of the Credit Obligations owed by it as the same becomes due, whether at maturity or by acceleration or otherwise.

               11.1.2  Specified Covenants.  Any Borrower fails to perform or
                       -------------------
         observe any of the provisions of Section 2.5, 9.4, 9.5, 9.6, 9.7, 9.8, 9.10, 9.11, 9.14, 9.16, 9.19, 9.20 through 9.30 or 9.31, or a Material
         Subsidiary fails to perform or observe any of the provisions of Section
         2.1 of a Subsidiary Guarantee.

               11.1.3  Other Covenants.  Any Borrower or any other Obligor
                       ---------------
         fails to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement, any Subsidiary Guarantee, or any other Credit Document, and such failure is not cured to the written satisfaction of the Required Lenders within 30 days after notice thereof by the Agent to the Parent.

               11.1.4  Representations and Warranties.  Any representation or
                       ------------------------------
         warranty of or with respect to any Borrower or any other Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement, any Subsidiary Guarantee or any other Credit Document is materially false on the date as of which it was made.

               11.1.5  Cross Default, Etc.
                       ------------------

                       (a) Any Borrower or any of its Material Subsidiaries fails to make any payment when due (after giving effect to any applicable grace periods) in respect of any Indebtedness (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $5,000,000 (including without limitation aggregate Indebtedness arising under all commercial paper issued by the Parent pursuant to the Commercial Paper Documents);

                       (b) Any Borrower or any of its Material Subsidiaries fails to perform or observe the terms of any agreement or instrument relating to such

         Indebtedness and such failure continues, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure permits the acceleration of such Indebtedness;

                       (c) All or any part of such Indebtedness of any Borrower or any of its Material Subsidiaries is accelerated or becomes due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof) for any reason whatsoever;

                       (d) Any Lien on any property of any Borrower or any of its Material Subsidiaries securing any such Indebtedness is enforced by foreclosure or similar action; or

                       (e) Any holder of any such Indebtedness exercises any respect to the issuance thereof or any put or repurchase rights against any Obligor with respect to such Indebtedness (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

               11.1.6  Final Judgment.  Any one or more final judgments, orders
                       --------------
         or decrees for the payment of money in excess of $10,000,000 (whether singly or in the aggregate) to the extent not covered by insurance is rendered against any Borrowers or their Material Subsidiaries and the Borrowers and their Material Subsidiaries do not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof pending appeal, within forty-five (45) days after the date of entry thereof.

               11.1.7  Change of Control.  A Change of Control occurs.
                       -----------------

               11.1.8  Enforceability, Etc.  Any Credit Document, including
                       -------------------
         without limitation any Subsidiary Guarantee, ceases for any reason (other than the scheduled termination thereof in accordance with its terms) to be in full force and effect and enforceable in accordance with its terms; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or any Material Subsidiary or other party to a Credit Document shall revoke any Subsidiary Guarantee or other Credit Document or shall deny any further liability or obligation thereunder; or any security interests hereafter created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby.

               11.1.9  ERISA Events.
                       ------------

                       (a) Any ERISA Event occurs with respect to a Plan and the sum of the Insufficiency of such Plan and the Insufficiency of all other Plans with respect to which an ERISA Event exists exceeds $5,000,000;

                       (b) any ERISA Group Person shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the ERISA Group Person as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum; or

                       (c) any ERISA Group Person shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the ERISA Group Person to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $5,000,000;

provided, however, that an ERISA Event or a Withdrawal Liability described in clauses (a) and (b) shall not be deemed an Event of Default if a bona fide dispute exists as to such matter, the dispute is contested in good faith by appropriate proceedings and the Borrowers have established on their financial statements an adequate reserve for the amount in dispute in accordance with GAAP.

               11.1.10 Bankruptcy, Etc.  Any Borrower or any other Obligor
                       ---------------
shall:
                       (a)   Commence a voluntary case under the Bankruptcy
         Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                       (b) (i) Have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                       (c) Seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                       (d) Have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                       (e) Make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

         11.2  Certain Actions Following an Event of Default.  If any one or
               ---------------------------------------------
more Events of Default occurs, then in each and every such case:

               11.2.1  Terminate Obligation to Extend Credit.  The Agent on
                       -------------------------------------
         behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Parent.

               11.2.2  Specific Performance; Exercise of Rights.  The Agent on
                       ----------------------------------------
         behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

               11.2.3  Acceleration.  The Agent on behalf of the Lenders may
                       ------------
         (and upon written request of the Required Lenders the Agent shall) by notice in writing to the Parent (a) declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and (b) require the Borrowers immediately to deposit with the Agent in cash or cash equivalents an amount equal to the then Letter of Credit Exposure, and thereupon such unpaid balance or part thereof and such amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default has
                           --------  -------
         occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

               11.2.4  Enforcement of Payment; Credit Security; Setoff.  The
                       -----------------------------------------------
         Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect, to cancel any outstanding Letters of Credit which permit the cancellation thereof and to realize upon any and all rights in any collateral securing the Credit Obligations. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of

         Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

               11.2.5  Cumulative Remedies.  To the extent not prohibited by
                       -------------------
         applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.


         11.3  Annulment of Defaults.  Once an Event of Default has occurred,
               ---------------------
such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures or waives such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

         11.4  Waivers.  To the extent that such waiver is not prohibited by the
               -------
provisions of applicable law that cannot be waived, each of the Borrowers and the other Obligors waives:

                       (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                       (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement or any other Credit Document;

                       (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

                       (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement or any other Credit Document or with respect to the Credit Obligations.

12.      Expenses; Indemnity.
         -------------------

         12.1  Expenses.  Whether or not the transactions contemplated hereby
               --------
are consummated, the Borrowers shall pay:

                       (a) all reasonable expenses of the Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agent) in connection with the preparation and duplication of this Agreement and each other Credit Document, the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

                       (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document; and

                       (c) all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by any Lender on a salaried basis) and expenses.

         12.2  General Indemnity.  The Borrowers shall indemnify the Lenders
               -----------------
and the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Borrowers of Section 2.5 and from and against all losses, costs and expenses, incurred in liquidating or employing deposits from third parties acquired or arranged, and/or in terminating or unwinding any contact entered into, or order to effect or fund the whole or any part of any drawing or any overdue amount hereunder incurred by any Lender as a consequence of any Default or Event of Default and/or the repayment of any amount due hereunder other than at the expiration of an Interest Period. In addition, the Borrowers shall indemnify each Lender, the Agent, each of the Lenders' or the Agent's directors, officers and employees, and each Person, if any, who controls any Lender or the Agent (each Lender, the Agent and each of such directors, officers, employees and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all
 -----------------
claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Borrowers or any of its Subsidiaries, or their Affiliates, (b) any litigation or investigation involving the Borrowers, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to any collateral for the Credit Obligations in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity
                                --------  -------
shall not apply to litigation commenced by the Borrowers against the Lenders or the Agent which seeks enforcement of any of the rights of the Borrowers hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from a Lender's or the Agent's gross negligence or willful misconduct.

13.      The Agent.
         ---------

         13.1  Authorization and Action.  Each Lender hereby appoints and
               ------------------------
authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Credit Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to
                      --------  ------
take any action that is contrary to this Agreement or applicable law. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the nonpayment of principal or interest on the Loan or of fees payable hereunder) unless the Agent has received notice from a Lender or a Borrower specifying such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders and as is permitted by the Credit Documents; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or of all Lenders.

         13.2  Agent's Reliance, Etc.  Neither the Agent nor any of its
               ---------------------
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Assignee, as assignee, as provided in Section 14.1.1; (b) may consult with legal counsel (including counsel for any Lender), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made by any Borrower or Material Subsidiary in or in connection with the Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by Agent under or in connection herewith or in connection with the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document or as to the use of the proceeds of the Loan or the use of the Letters of Credit on the part of any Lender; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Credit Document or any other instrument or document furnished pursuant thereto or for the failure of any Borrower or Material Subsidiary to perform their respective obligations under the Credit Documents; and (f) is entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, letter, resolution or other instrument or writing (which may be by telegram, telecopy or telex) or conversation believed by it to be genuine and signed, sent or made by the proper party or parties. Each Lender acknowledges and agrees that the Agent shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to create any express, implied or constructive trust relationship between the Agent and any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Credit Documents or shall otherwise exist against Agent.

         13.3  Lender Credit Decision; Agent in its Individual Capacity.  Each
               --------------------------------------------------------
Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in
Section 10.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Credit Document. Except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any Affiliate thereof) which may come into the possession of Agent, whether coming into its possession before the making of any Loan or the issuance of any Letter of Credit or at any time or times thereafter, or to inspect the properties or books of any Borrower or any Material Subsidiary. The Agent and its Affiliates may (without having to account for the same to any Lender) make loans to, accept deposits from, and generally engage in any kind of business with any Borrower and any Material Subsidiary as though the Agent were not the Agent hereunder. With respect to its Commitment and the Loans made by it and all obligations owing to it, the Agent shall have the same rights and powers under this

Credit Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         13.4  Indemnification.  Each Lender severally agrees to indemnify the
               ---------------
Agent (as Agent and as Issuing Bank) (to the extent not promptly reimbursed by the Borrowers) to the extent of such Lender's Percentage Interest from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Credit Documents or any action taken or omitted by the Agent under the Credit Documents; provided,
                                                                 --------
however, that no Lender shall be liable for any portion of such liabilities,
-------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Percentage Interest of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 12.1 or 12.2, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its Percentage Interest of any amount required to be paid by the Lender to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its Percentage Interest of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's Percentage Interest of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 13.4 will survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Credit Documents.

         13.5  Successor Agents.  The Agent may resign at any time by giving
               ----------------
written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders or, so long as no Default exists, by the Borrowers. Upon any such resignation or removal, the Required Lenders shall have the right, upon five (5) days' notice and approval by the Borrowers (which approval shall not be unreasonably withheld), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then, upon five (5) days' notice and approval by the Borrowers (which approval shall not be unreasonably withheld), the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank which maintains an office in the United States or a commercial bank organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such instruments or notices as may be necessary or desirable, or as the Required Lenders may request, such successor Agent will succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent will be discharged from its duties and obligations under the Credit Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.      Successors and Assigns; Lender Assignments and Participations.  Any
         -------------------------------------------------------------
reference in this Agreement or any other Credit Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Borrowers, the Obligors, the Agent or the Lenders that are contained in this Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Borrowers and their Subsidiaries may
         --------  -------
not assign their rights or obligations under this Agreement or any other Credit Document, and (b) the Lenders will be not entitled to assign their respective Percentage Interests in the credits extended hereunder or their Commitments except as set forth below in this Section 14.

         14.1  Assignments by Lenders.
               ----------------------

               14.1.1  Assignees and Assignment Procedures.  Each Lender may
                       -----------------------------------
         (a) without the consent of the Agent or the Borrowers if the proposed assignee is already a Lender hereunder or a wholly owned subsidiary of the same corporate parent of which the assigning Lender is a subsidiary, or (b) otherwise with the consents of the Agent and (so long as no Event of Default exists) the Parent (which consents shall not be unreasonably withheld), in compliance with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions (each, an "Assignee") all or a portion
                                                    --------
         of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion of its Commitment, the portion of the Loan at the time owing to it and the Notes held by it; provided, however, that:
             --------  -------

                             (i) no such assignment shall be for less than $5,000,000 of the assigning Lender's Commitment, and the remaining Commitment of the assigning Lender after giving effect to such assignment shall not be less than $5,000,000; and

                             (ii) the parties to each such assignment will execute and deliver to the Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 14.1.1,
                                                          --------------
                             together with the Note subject to such assignment and a processing and recordation fee of $3,500 payable to the Agent by the assigning Lender or the Assignee.

         Upon acceptance and recording pursuant to Section 14.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date will be at least five Banking Days after the execution thereof unless waived by. the Agent):

               (A) the Assignee will be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

               (B) the assigning Lender will, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender will cease to be a party hereto but will continue to be entitled to the benefits of Sections 3.2.4, 3.5 and 12, as well as to any fees accrued for its account hereunder and not yet paid).

               14.1.2  Terms of Assignment and Acceptance.  By executing and
                       ----------------------------------
         delivering an Assignment and Acceptance, the assigning Lender and Assignee will be deemed to confirm to and agree with each other and the other parties hereto as follows:

                       (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                       (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or the performance or observance by the Borrowers or any of their Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;


                       (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                       (d) such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                       (e) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

                       (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

               14.1.3  Register.  The Agent will maintain at the Denver Office
                       --------
         a register (the "Register") for the recordation of (a) the names and
                          --------
         addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 14.1.1, (b) the Percentage Interest of each such Lender and (c) the amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register will be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               14.1.4  Acceptance of Assignment and Assumption.  Upon its
                       ---------------------------------------
         receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Note subject to such assignment, and the processing and recordation fee referred to in
         Section 14.1.1, the Agent will (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Borrowers. Within five Banking Days after receipt of notice, the Borrowers, at their own expense, will execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Subject to the foregoing, such new Note will be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, and will be dated the date of the surrendered Revolving Credit Note which it replaces.

               14.1.5  Federal Reserve Bank.  Notwithstanding the foregoing
                       --------------------
         provisions of this Section 14, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or
                                 --------  -------
         assignment will release such Lender from such Lender's obligations hereunder or under any other Credit Document.

               14.1.6  Further Assurances.  The Borrowers and the other
                       ------------------
         Obligors shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

         14.2  Credit Participants.  Each Lender may, without the consent of the
               -------------------
Borrowers or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions (each a "Credit Participant") participations in all or a portion of
                      ------------------
its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, and the Loan owing to it and the Revolving Credit Note held by it); provided, however, that:
                                              --------  -------

                       (a) such Lender's obligations under this Agreement will remain unchanged;

                       (b) such Lender will remain solely responsible to the other parties hereto for the performance of such obligations;

                       (c) the Credit Participant will be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4,
         3.5 and 12, but will not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

                       (d) the Borrowers, the Agent and the other Lenders will continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender will retain the sole right as one of the Lenders to vote with respect to the enforcement of the obligations of the Borrowers relating to the Loan and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers that increase the credit, reduce the interest rate or extend the stated time of payment hereunder).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to Section 14.2 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

15.      Confidentiality.  Each Lender will make no disclosure of confidential
         ---------------
information furnished to it by the Borrowers or any of their Subsidiaries, and identified as such, unless such information has become public, except:

                           (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document, to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 15 with respect to such information and to the extent such disclosure does not violate any Legal Requirement;

                           (b)  pursuant to any statutory or regulatory
         requirement or any mandatory court order, subpoena or other legal process;

                           (c) to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person agrees to comply with the restrictions set forth in this Section 15 with respect to such information and to the extent such disclosure does not violate any Legal Requirement;

                           (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

                           (e) with the prior written consent of the Parent, to any other Person.

16.      Notices.  Except as otherwise specified in this Agreement or any other
         -------
Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee has specified by notice actually received by the addressor) and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, five days have elapsed after the same has been deposited in the United States mails, with first-class postage prepaid and registered or certified.

         If to the Borrowers or any of their Subsidiaries, to the Parent at

         CH2M Hill Companies, Ltd.
         6060 South Willow Drive
         Englewood, CO 80111
         ATTN:  Chief Financial Officer
         Telecopier:  (303) 220-5106

         If to any Lender or the Agent, to it at its address set forth on
Schedule I or in the Register, with a copy to the Agent.

17.      Course of Dealing; Amendments and Waivers.  No course of dealing
         -----------------------------------------
between any Lender or the Agent, on one hand, and the Borrowers or any other Obligor, on the other hand, will operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Borrowers and the Obligors acknowledges that if the Lenders or the Agent, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, the Borrowers or any other Obligor, the Lenders and the Agent shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obey such consent on any future occasion. No delay or omission on the part of any Lender or the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

         Any term, covenant, agreement or condition of any Credit Document may be amended or waived if such amendment or waiver is in writing and is signed by the Required Lenders (or by the Agent with written consent of the Required Lenders), the Borrowers and any other party thereto; provided, however, that any
                                                     --------  ------
amendment, waiver or consent which affects the rights or duties of the Agent, the Swing Line Lender or the Issuing Bank must be in writing and be signed also by the affected Agent, Swing Line Lender or Issuing Bank; and provided further,
                                                              -------- -------
that any amendment, waiver or consent which effects any of the following changes must be in writing and signed by all Lenders (or by the Agent with the written consent of all Lenders):

               (a)     increases the Maximum Amount of Credit available;

               (b)     extends the Final Maturity Date;

               (c) reduces the principal of, or interest on, any Loan or any fees or other amounts payable for the account of the Lenders;

               (d) postpones or conditions any date fixed for any payment of the principal of, or interest on, any Loan or any fees or other amounts payable for the account of the Lenders;

               (e)     waives or amends this Section 17;

               (f) amends the definition of Required Lenders or any provision of this Agreement requiring approval of the Required Lenders or some other specified amount of Lenders;

               (g) increases or decreases the Commitment or the Percentage Interest of any Lender (other than through an assignment under Section 14); or

               (h)     releases any Subsidiary Guarantee; or

               (i)     waives any of the conditions set forth in Section 8.

Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

18.      Defeasance.   When all Credit Obligations have been paid, performed and
         ----------
reasonably determined by the Lenders to have been indefensibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Borrowers hereunder or under any other Credit Document, this Agreement and the other Credit Documents will terminate; provided, however, that
                                                         --------  -------
Sections 3.2.4, 3.5, 12, 13, 19, 20 and 21 will survive the termination of this Agreement.

19.      Venue: Service of Process.  Each of the Borrowers and the other
         -------------------------
Obligors:

                       (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of Colorado and to the nonexclusive jurisdiction of the United States District Court for the District of Colorado for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof, subject to the provisions of Section 21; and

                       (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court, subject to the provisions of Section 21.

Each of the Borrowers and the other Obligors consents to service of process in any such proceeding in any manner at the time permitted by the laws of the State of Colorado agrees that service of process by registered or certified mail, return receipt requested, at it, address specified in or pursuant to Section 16 is reasonably calculated to give actual notice.

20.      WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW
         --------------------
THAT CANNOT BE WAIVED, EACH OF THE BORROWERS, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE BORROWERS OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Borrowers and the other Obligors acknowledges that it has been informed by the Agent that the provisions of this Section 20 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 20 with its counsel. Any Lender, the Agent, any Borrower or any other Obligor may file an original counterpart or a copy of this
Section 20 with any court as written evidence of the consent of any Borrower, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

21.      Arbitration.
         -----------

         21.1  Arbitration.  Upon the demand of any party, any Dispute shall be
               -----------
resolved by binding arbitration (except as set forth in Section 21.5 below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Credit Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Credit Documents, including, without limitation, any of the foregoing arising in connection with the exercise of any self help, ancillary or other remedies pursuant to any of the Credit Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party that fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         21.2  Governing Rules.  Arbitration proceedings shall be administered
               ---------------
by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Credit Documents. The arbitration shall be conducted at a location in Denver, Colorado selected by the AAA or other administrator.

If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided, however, that nothing
                                                 --------  -------
contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.

         21.3  No Waiver; Provisional Remedies; Self-Help and Foreclosure.  No
               ----------------------------------------------------------
provision hereof shall limit the right of the Agent or any Lender to exercise self-help remedies such as set-off, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including, without limitation, injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

         21.4  Arbitrator Qualifications and Powers; Awards.  Arbitrators must
               --------------------------------------------
be active members of the Colorado State Bar or retired judges of the state or federal judiciary of Colorado, with expertise in the substantive laws applicable to the subject matter of the dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the State of Colorado, (ii) may grant any remedy or relief that a court of the State of Colorado could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Colorado Rules of Civil Procedure and other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided, however, that all
                                                  --------  -------
three arbitrators must actively participate in all hearings and deliberations.

         21.5  Judicial Review.  Notwithstanding anything herein to the
               ---------------
contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the State of Colorado, and (iii) the parties shall have, in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award, the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and
(B) whether the conclusions of law are erroneous under the substantive law of the State of Colorado. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the State of Colorado.

         21.6  Miscellaneous Arbitration Provisions.  To the maximum extent
               ------------------------------------
practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Credit Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Credit Documents or any relationship between the parties.

22.      Judgment Currency.
         -----------------

         22.1  Conversion Requirements.  Each Obligor's obligations under the
               -----------------------
Credit Documents to make payments in United States Dollars or in the applicable Foreign Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent or Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under the Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Obligor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the U.S. Dollar Equivalent , determined in each case as of the Banking Day immediately preceding the day on which the judgment is given (such Banking Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         22.2  Change in Rate of Exchange.  If there is a change in the rate of
               --------------------------
exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the applicable Obligor shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

23.      Setoff.  In addition to any rights and remedies of the Lenders
         ------
provided by law, each Lender shall have the right, with the prior consent of the Agent but without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon the occurrence and during the continuance of a Default, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrowers to such Lender, any amount owing from such Lender or Affiliate thereof to the Borrowers, at or at any time after, the happening of any of the above mentioned events. The aforesaid right of set-off may be exercised by such Lender against the Borrowers or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrowers or against anyone else claiming through or against the Borrowers or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by such Lender prior to the occurrence of a Default. Each Lender agrees promptly to notify the Parent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

24.      No Third Party Beneficiaries.  This Agreement is made and entered into
         ----------------------------
for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, any of the Credit Documents to which it is not a party.

25.      General. All covenants, agreements, representations and warranties
         -------
made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. If any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents (including the Fee Letter and any other related fee agreements with the Agent or the Lenders) constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together will constitute one instrument. This Agreement shall be governed by and construed in accordance witch the laws (other than the conflict of laws rules) of the State of Colorado.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                           CH2M HILL COMPANIES, LTD.



                           By    /S/ S. Vinson
                               --------------------------------------
                                 Title:

                           CH2M HILL, INC.



                           By   /S/ S. Vinson
                               --------------------------------------
                                Title:

                           OPERATIONS MANAGEMENT INTERNATIONAL, INC.



                           By   /S/ Robert J. Moses
                               --------------------------------------
                                Title:

                           CH2M HILL INDUSTRIAL DESIGN CORPORATION



                           By   /S/ Susan D. King
                               --------------------------------------
                                Title:


                           LENDERS
                           -------

                           WELLS FARGO BANK, NATIONAL ASSOCIATION


                           By   /S/ Darlene A. Evans
                               --------------------------------------
                                Title: Vice President
                                Address:1740 Broadway;
                                Denver Co. 80274-8673

                           UNION BANK OF CALIFORNIA, N.A.



                           By:  Julie Beckley
                               --------------------------------------
                                Title:VP


                           U.S. BANK NATIONAL ASSOCIATION



                           By:  /S/ Jannette Scarpino
                               --------------------------------------
                                Title: Vice President


                           HARRIS TRUST AND SAVINGS BANK



                           By:   /S/ David Howell
                                -------------------------------------
                                 Title: Vice President

                                  SCHEDULE I

                                List of Bankers



                                             Dollar Amount of Commitment and
                                         Percentage of Maximum Amount of Credit

Union Bank of California                               $20,000,000
Energy Capital Services
445 S. Figueroa Street                                     20%
Los Angeles, CA 90071
Telephone: (213) 236-5779
Telecopier: (303) 236-4096
Attn:  Julie B. Beckley
       VP - Environmental Services

U.S. Bank National Association                         $15,000,000
950 - 17/th/ Street, Suite 300
Denver, CO 80207                                           15%
Telephone: (303) 585-4235
Telecopier: (303) 585-6273
Attn:  Wesley G. Zepelin
       Vice President

Harris Trust and Savings Bank                          $25,000,000
111 West Monroe Street
Chicago, IL  60603                                         25%
Telephone: (312) 461-7223
Telecopier:
Attn:  David Howell
       VP Construction Industry/Corporate Banking

Wells Fargo Bank, National Association                 $40,000,000
633 Seventeenth Street, 3rd Floor
Denver, CO  80270                                          40%
Telephone:  (303) 863-6213
Telecopier:  (303) 863-6670
Attn:  Darlene A. Evans
       Vice President